EXHIBIT 10.4

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MONTANA RENEWABLES HOLDINGS LLC
Dated as of November 4, 2026

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE DISPOSED OF AT ANY TIME, UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
THE SECURITIES REPRESENTED BY THIS AGREEMENT ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH HEREIN.

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THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

MONTANA RENEWABLES HOLDINGS LLC
This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of MONTANA RENEWABLES HOLDINGS LLC, a Delaware limited liability company (the “Company”), is made and entered into as of November 4 , 2026 (the “Effective Date”) by and among the Members, and, solely for purposes of Section 2.02, Section 3.04, Section 7.01(a), Section 7.03, Section 7.05, Section 7.06, Section 8.03, Section 8.04, Section 9.04(b), Section 12.05, Section 12.07, Section 13.16, Section 13.18, and Section 14.03, Founder Parent. Capitalized terms, if not otherwise defined herein, shall have the meaning ascribed to such terms as set forth in Article XV.
RECITALS:
WHEREAS, the Company was formed on November 3, 2021 and entered into a limited liability company agreement of the Company, dated as of November 18, 2021, which was amended and restated on December 7, 2021, and which was further amended and restated on August 5, 2022 (as such second amended and restated limited liability company agreement was further amended on February 10, 2025 and February 19, 2025, the “Existing LLCA”);
WHEREAS, immediately prior to the execution of this Agreement, the Members entered into that certain Transaction Agreement, pursuant to which, among other things, (a) all of the Preferred Units of the Company issued and outstanding as of immediately prior to the Effective Date were exchanged for 12,500,000 Preferred Units of the Company under this Agreement and the WP Warrants, and (b) the CLMT Note and Subordinated Note were exchanged for the CLMT Unit and Subordinated A/P Unit, respectively; and
WHEREAS, the Members desire to amend and restate the Existing LLCA in its entirety as provided in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:
Article I

ORGANIZATIONAL MATTERS
Section 1.01.Formation. Pursuant to the Act, the Company was formed under the laws of the State of Delaware by filing a Certificate of Formation (the “Certificate”) with the Secretary of State of the State of Delaware and is ratified by the Members. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision of this Agreement, this Agreement shall, to the extent permitted by the Act, control.
Section 1.02.Members.
(a)This Agreement is adopted by the Members and hereby amends and restates the Existing LLCA in its entirety.
(b)The Members agree to continue the Company as a limited liability company under the Act, on the terms and subject to the conditions set forth in this Agreement, as amended from time to time in accordance with its terms. The Members hereby agree that during the term of the Company, the rights, duties and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and, to the extent not otherwise specified in this Agreement, the Act.
(c)The name and address of each Member is as set forth in Exhibit A. Except as otherwise provided in this Agreement or as provided by a separate written agreement with the Company, no Member is entitled to remuneration for being a Member or for acting in the Company’s business.
Section 1.03.Name. The name of the Company is “Montana Renewables Holdings LLC”. The business of the Company may be conducted under such name or any other name permitted by the Act as the Board may determine from time to time.
Section 1.04.Place of Business. The principal office of the Company will be as the Board may determine. The Company also may have such offices, anywhere within and without the State of Delaware, as the Board from time to time may determine, or the business of the Company may require.
Section 1.05.Registered Office and Registered Agent. The Company will continuously maintain a registered office and registered agent in the State of Delaware as required by the Act. The Company’s registered agent will be as stated in the Certificate. The Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent such qualification or registration is necessary or advisable for the protection of the limited liability of the Members or to permit the Company lawfully to own property or transact business.
Section 1.06.Limited Liability. Except as otherwise required under the Act or expressly set forth herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall have no obligation whatsoever for any such debt, obligation or liability of the Company by reason of being a Member. To the fullest extent permitted by law, the failure of the Company to observe any formalities or requirements relating to its separate organizational existence as a limited liability company, the exercise of its power or the management of its business or affairs under the Act or this Agreement shall not be grounds for imposing liability on the Members for any debts, obligations or liabilities of the Company.
Section 1.07.Term of the Company. The existence of the Company shall be deemed to have commenced on the date of its formation and the term of the Company shall continue until dissolution of the Company in accordance with the provisions of this Agreement and the Act.

Section 1.08.Purpose of the Company. The Company is organized for the purposes of engaging in any lawful act or activity for which a limited liability company may be organized under the laws of the State of Delaware, and the Company shall have the power to do any and all acts necessary or advisable in furtherance thereof.
Section 1.09.Tax Classification. The Company shall be treated as a partnership for U.S. federal, state and local income tax purposes, and each Member and the Company shall file all tax returns and shall take all tax and financial reporting positions in a manner consistent with such treatment.
Article II

CAPITAL CONTRIBUTIONS,
UNITS AND CAPITAL ACCOUNTS
Section 2.01.Capital Contributions; Units.
(a)As of the Effective Date, each Member has made, or shall be deemed to have made, contributions to the capital of the Company in an amount set forth opposite, and has received on or prior to the date hereof in exchange therefor the number of Units set forth opposite, such Member’s name on Exhibit A.
(b)Except as otherwise expressly provided in this Agreement, no Member shall be required to make any capital contribution, loan or advance to the Company or its Subsidiaries or guaranty or make any financial commitment with respect to any debt or other obligation of the Company or any of its Subsidiaries.
(c)Subject to the other provisions herein, including Section 5.07, there shall be four authorized classes of Units: (i) the Common Unit, (ii) the Preferred Units, (iii) the CLMT Unit, and (iv) the Subordinated A/P Unit. On any matter in which the holders of Units are entitled to vote, each holder of a Common Unit and a Preferred Unit shall be entitled to one vote per Unit held by such holder. Except as otherwise provided herein or required by law, the Common Units and the Preferred Units shall vote together and not as a separate class. The CLMT Unit and Subordinated A/P Unit shall not have any voting rights. A holder of a Unit is entitled to such distribution and participation rights with respect to such Unit as set forth in this Agreement. Each Member owns the number and class of Units set forth opposite the name of such Member on Exhibit A. Units may be issued in whole Units or in fractional Units.
Section 2.02.Priority A/P Note; CLMT Note; Subordinated A/P Note. Notwithstanding anything to the contrary herein, or in the terms of the CLMT Unit or Subordinated A/P Unit, including the form thereof, or any prior characterization of the foregoing as indebtedness, the Company and each Member hereby acknowledges and agrees that the CLMT Unit and Subordinated A/P Unit shall, in all instances, constitute Membership Interests and shall be characterized as equity and not indebtedness, and any Distributions or other payments in respect thereof, or in respect of the Priority A/P Note and any Permitted Intercompany A/P (other than Current Permitted Intercompany A/P, which shall be paid in the ordinary course and in accordance with the other terms herein) may only be made or paid in accordance with the express provisions of Section 3.01 and Section 3.02, the Act, and are subject to the other provisions herein, including Section 3.04. In the event of a conflict or inconsistency between the Priority A/P Note, the terms of the CLMT Unit (i.e., Exhibit D) or the Subordinated A/P Unit (i.e., Exhibit E), on the one hand, and this Agreement (excluding, for such purposes, Exhibit D and Exhibit E), on the other hand, the terms of this Agreement shall control. Founder Parent, on behalf of itself and each Founder Parent Controlled Affiliates, hereby waives, and agrees not to assert, any and all creditors’ rights that it or they may have or may have had in respect of the CLMT Note and the Subordinated A/P Note. The rights of Founder Parent and the

Founder Parent Controlled Affiliates in respect of the Priority A/P Note, the CLMT Unit, the Subordinated A/P Unit and the CMR Lease are subject to Section 13.18.
Section 2.03.No Unit Certificates. Unless otherwise determined by the Board, ownership of the Units shall not be evidenced by means of unit certificates. If Units are certificated, they shall bear such legends as the Board may reasonably determine are appropriate in light of the restrictions under this Agreement and applicable securities laws.
Section 2.04.Preemptive Rights. Each Member and Warrant Unitholder shall have a right (the “Preemptive Right”) to purchase its Pro Rata Portion of any New Securities that the Company or any of its Subsidiaries may, from time to time, propose to sell or issue, on the terms and conditions it so proposes. If the Company or such Subsidiary proposes to undertake an issuance of New Securities, the Company shall give each such Member and Warrant Unitholder written notice (an “Issuance Notice”) of such intention, describing (a) the type of such New Securities, (b) the identity of the prospective subscriber(s) and (c) the price and the general terms and conditions upon which the Company or such Subsidiary proposes to issue such New Securities. Each such Member or Warrant Unitholder shall have 10 Business Days after the receipt of such Issuance Notice to agree to purchase up to its Pro Rata Portion of New Securities proposed to be issued, for the price and upon the terms and conditions specified in such Issuance Notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any such Member or Warrant Unitholder fails to so respond in writing within such 10-Business Day period, then such Member or Warrant Unitholder shall forfeit the right hereunder to purchase its Pro Rata Portion of such New Securities. For a period of 90 days following the expiration of the 10-Business-Day period as described above, the Company or such Subsidiary may issue or sell any such New Securities not subscribed for, to the prospective subscriber(s) at a price and upon terms and conditions not more favorable to the prospective subscriber(s) thereof than specified in the Issuance Notice. If the Company or such Subsidiary has not issued or sold such New Securities within such period, neither the Company nor such Subsidiary shall thereafter issue or sell such New Securities, without first again offering such securities to such Members and Warrant Unitholders in the manner provided in this Section 2.04. Nothing in this Section 2.04 shall be construed as permitting an issuance of New Securities without obtaining any required approval under Section 5.07. The exercise or election not to exercise any right by any Member or Warrant Unitholder hereunder shall not adversely affect its right to participate in any other sale or issuance of New Securities pursuant to this Section 2.04.
Section 2.05.Additional Membership Interests and Units. Subject to the other provisions herein, including Section 2.04 and Section 5.07, the Company may, as determined by the Board, at any time or from time to time, create, authorize or issue additional Units or other Equity Securities (whether of an existing class or series or of a new class or series), with such rights, powers, designations, preferences, limitations, and restrictions, and on such other terms and conditions, and for such capital contributions or other consideration, as the Board may determine; provided that the Company shall not admit as a Member any Person acquiring any such Units unless such Person shall have executed and delivered a counterpart or joinder to this Agreement, upon which such Person shall be admitted as a Member and the Company shall amend Exhibit A to reflect such admission. Upon any creation, authorization or issuance of any Units or other Equity Securities in accordance with this Section 2.05, the Company may, subject to Section 5.07 and Section 13.03, amend this Agreement to reflect any such Units or other Equity Securities and the rights, powers, designations, preferences, limitations, restrictions, terms and conditions thereof.
Section 2.06.Admission, Withdrawal, Resignation. No additional or substitute Members may be admitted to, and no Member may withdraw or resign from, the Company except pursuant to the terms of this Agreement, including Article VII.

Section 2.07.Members’ Meetings; Quorum; Votes. At any time, the Board or the Members collectively holding at least 10% of either the outstanding Common Units or Preferred Units may call for a meeting of the Members from time to time by providing three Business Days’ prior written notice to the Members (in accordance with Section 13.01); provided, however, that meetings of the Members shall not be required. At any Members’ meeting, the presence in person or by proxy of a Majority in Interest and (for so long as any Preferred Units remain outstanding) the WP Member shall constitute a quorum for such meeting, and the Board shall appoint a person to preside at the meeting and a person (which may be the same person) to act as secretary of the meeting. The Members may make use of telephones and other electronic devices to hold meetings if each Member is able to simultaneously participate with the other Members in all discussions and votes of the Members. For any action with respect to which the approval of the Members is required by the Act or this Agreement, if any, unless a higher or different approval is required under this Agreement (including in Section 5.07), the Certificate, or the Act, (a) the affirmative vote of a Majority in Interest present at a meeting of the Members shall be the act of all of the Members or (b) the Members may so act without a meeting if (i) 48 hours after a draft notice is given to all Members and such consent is approved and signed by Members holding Units sufficient under this Agreement and the Act to authorize or take such action at a meeting of the Members in which all Members were present and (ii) written notice of such action is given to the other Members promptly after the taking of such action.
Section 2.08.No Withdrawal of Capital. Except as otherwise expressly provided in this Agreement, (a) no Member shall be entitled to receive a return of or interest on its capital contributions and (b) no Member shall withdraw any portion of its capital contributions or receive any distributions from the Company as a return of capital on account of such capital contributions.
Section 2.09.No Deficit Restoration Obligation. At no time during the term of the Company or upon dissolution and liquidation thereof shall a Member with a negative balance in its Capital Account have any obligation to the Company or the other Members to restore such negative balance, except as may be required by non-waivable provisions of applicable law.
Section 2.10.No Interest on Capital Contribution. Except as otherwise set forth herein, no Member shall be paid interest on its Capital Account or any of its Capital Contributions.
Section 2.11.Priority A/P Unpaid Amount, Unpaid Preferred Return Amount, CLMT Unpaid Amount, Subordinated A/P Unpaid Amount Reduced to Zero. In the event that the Priority A/P Unpaid Amount, Unpaid Preferred Return Amount, CLMT Unpaid Amount, or Subordinated A/P Unpaid Amount is reduced to zero, the Priority A/P Note, the Preferred Units, the CLMT Unit or the Subordinated A/P Unit, as applicable, shall be deemed to have been redeemed and shall no longer be outstanding.
Section 2.12.WP Warrant
(a)Generally. The WP Member is hereby issued a warrant (the “WP Warrant”) that shall entitle the WP Member to purchase 7,187,554 duly authorized and validly issued Warrant Units from the Company, representing 8.00% of the outstanding Common Units of the Company on the Effective Date, calculated on a fully diluted basis (after giving effect to any Common Units and Warrant Units issuable upon exercise of the Stonebriar Warrant and the WP Warrant, respectively), at a purchase price per Warrant Unit of $9.07 (subject to adjustment as provided herein, the “Exercise Price”), subject to the terms, conditions, and adjustments set forth herein.

(b)Term of Warrant. Subject to the terms, conditions, and adjustments set forth herein, at any time or from time to time during the Exercise Period, the WP Member may exercise the WP Warrant, in whole or in part, for the Warrant Units purchasable under the WP Warrant (subject to adjustment as provided herein).
Section 2.13.Exercise of WP Warrant
(a)Exercise Procedure. The WP Warrant may be exercised at any time or from time to time during the Exercise Period, in whole or in part, upon delivery by the WP Member to the Company of a written notice indicating (1) the number of Warrant Units in respect of which the WP Warrant is being exercised, (2) whether the WP Member is exercising the WP Warrant: (x) pursuant to Section 2.13(a)(i) as a Physical Settlement, (y) pursuant to Section 2.13(a)(ii) as a Net Cash Settlement, or (z) pursuant to Section 2.13(a)(iii) as a Net Unit Settlement, and (3) the number of Warrant Units subject to exercise pursuant to Section 2.13(a)(i), Section 2.13(a)(ii) or Section 2.13(a)(iii), and any other instructions or information as may be contemplated hereunder, including the effective date of exercise (each, an “Exercise Notice”). The WP Member may elect to exercise the WP Warrant in accordance with Section 2.13(a)(i), Section 2.13(a)(ii), Section 2.13(a)(iii) or any combination thereof.
(i)Physical Settlement. In the event that the WP Member elects to exercise the WP Warrant by paying the Aggregate Exercise Price in cash, the WP Member shall make, or cause to be made, payment of the Aggregate Exercise Price in respect of such exercise of the WP Warrant by delivery to the Company by wire transfer of immediately available funds to an account designated in writing by the Company no later than three (3) Business Days after the later of the Exercise Date and the date that the Company has provided the necessary account details to effect such wire transfer, and the WP Member shall receive from the Company a number of Warrant Units equal to the number of Warrant Units subject to such exercise (each, a “Physical Settlement”).
(ii)Net Cash Settlement. At any time or from time to time (A) from and after November 4, 2030 until the expiration of the Exercise Period or (B) during the Exercise Period (including prior to November 4, 2030) in connection with any IPO or Change of Control (in each case, concurrently with the consummation thereof), the WP Member may elect to exercise the WP Warrant, in whole or in part, and receive from the Company upon the exercise thereof, an amount in cash (which may not be a negative number), by wire transfer of immediately available funds (to a bank account designated by the WP Member), equal to the Aggregate Fair Market Value of the Warrant Units subject to such exercise as of the Exercise Date less the Aggregate Exercise Price in respect of such Warrant Units (each, a “Net Cash Settlement” and such cash amount, the “Cash Settlement Amount”), which Cash Settlement Amount shall be paid by the Company no later than (x) in the case of an exercise pursuant to the foregoing clause (A), twenty (20) Business Days after the date on which Fair Market Value is finally determined and (y) in the case of an exercise pursuant to the foregoing clause (B), the date on which such IPO or Change of Control is consummated (in each case, the “Cash Settlement Payment Date”). To the extent, and only for so long as, any portion of the Cash Settlement Amount is prohibited from being paid by the DOE Loan Documents, the Company may defer the Cash Settlement Payment Date with respect to such unpaid portion of the Cash Settlement Amount solely until any such unpaid portions of the Cash Settlement Amount are first permitted thereunder, at which time the Company shall pay such amounts as promptly as practicable thereafter (and in any event within ten (10) Business Days thereafter); provided that any portion of the unpaid Cash Settlement Amount shall accrue interest at a rate of 11.0% per annum, compounded monthly, starting from and after 90 days following the Exercise Date. If the Cash Settlement Amount is not prohibited from being paid by the DOE Loan Documents, but the Company does not then have sufficient lawful funds to pay such amount in full, the Company may defer the Cash Settlement Payment Date with respect to only such portion of the Cash Settlement Amount that it cannot lawfully pay, and shall use its reasonable best efforts to generate the additional funds necessary to pay the Cash Settlement Amount (or remaining unpaid portion thereof) in full, including by issuing or selling Equity Securities (which issuance or sale shall be consummated no later than 90 days following the Exercise Date but which obligation to use reasonable best efforts to cause such issuance or sale shall continue until the Cash Settlement Amount is fully repaid), at which time the Company shall pay such Cash Settlement Amount (or remaining unpaid portion thereof) as promptly as practicable thereafter (and in any event within ten (10) Business Days thereafter); provided that any portion of the unpaid Cash Settlement Amount shall accrue interest at a rate of 11.0% per annum, compounded monthly, starting from and after 90 days following the Exercise Date.
(iii)Net Unit Settlement. At any time or from time to time during the Exercise Period, the WP Member may elect to exercise the WP Warrant, in whole or in part, on a net Unit settlement basis (each, a “Net Unit Settlement”), and receive from the Company the number of Warrant Units (which may not be a negative number) computed using the following formula (the “Net Unit Settlement Exercise Formula”):
X = Y * (B - A) / B
Where:
X = the number of Warrant Units.
Y = the aggregate number of Warrant Units being exercised.
A = the Exercise Price (as may be adjusted in accordance with the terms set forth herein).
B = the Fair Market Value of each Warrant Unit.
In the event of a Reorganization Event in which the WP Member elects to exercise the WP Warrant as a Net Unit Settlement, the WP Member shall be entitled to receive the stock or other securities or property (including cash) which the WP Member would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, the WP Member had completed such exercise of the WP Warrant and had been issued the number of Warrant Units calculated in accordance with the Net Unit Settlement Exercise Formula, subject to further adjustment as provided herein.
(b)Exercise Effective Date. The WP Warrant shall be deemed to have been exercised, in whole or in part, and the WP Member shall be deemed to have become a holder of record of such Warrant Units issuable upon such exercise (to the extent exercised as a Physical

Settlement or Net Unit Settlement), for all purposes, as of 5:00 p.m., New York City time on the applicable Exercise Date, and (to the extent exercised as a Physical Settlement or Net Unit Settlement) the Company shall promptly thereafter issue such Warrant Units effective as of such time and shall update Exhibit A hereto to reflect such issuance; provided that, in the case of a Physical Settlement, the Company shall not be required to issue, any Warrant Units unless and until the Company has received payment in full of the Aggregate Exercise Price in respect of such exercise in accordance with the terms herein (provided that upon receipt of such payment the effective date of issuance will be the Exercise Date).
(c)Expenses. The Company shall pay, or reimburse the WP Member for the full amount of, all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of any Warrant Units upon exercise of the WP Warrant; provided that the Company shall not be responsible for (i) any income, franchise or similar taxes imposed on the WP Member or (ii) any transfer, stamp or similar taxes imposed in connection with any delivery or transfer of Warrant Units to any Person other than the WP Member; provided further that any such payment or reimbursement by the Company shall be subject to the DOE Loan Documents.
Section 2.14.Warrant Adjustments
In order to prevent dilution of the purchase rights granted under the WP Warrant, the Exercise Price and the number of Warrant Units issuable upon exercise of the WP Warrant shall be subject to adjustment from time to time as provided in this Section 2.14 (in each case, after taking into consideration any prior adjustments pursuant to this Section 2.14).
(a)Adjustment to Exercise Price Upon Issuance of Common Units. Except with respect to any Excluded Issuance and except in the case of an event described in Section 2.14(d) or Section 2.14(e), if the Company shall, at any time or from time to time after the Effective Date, issue or sell, or in accordance with Section 2.14(c) is deemed to have issued or sold, any Common Units or Common Equivalents without consideration or for consideration per Common Unit or Common Equivalent less than the greater of the Trigger Price and the Fair Market Value per Common Unit immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price shall be reduced (and in no event increased) to an Exercise Price equal to the product obtained by multiplying the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), by a fraction (which shall in no event be more than one):
(i)the numerator of which shall be (A) the product obtained by multiplying the Common Units Deemed Outstanding immediately prior to such issuance or sale (or deemed issuance or sale) by (B) the greater of the Trigger Price and the Fair Market Value per Common Unit immediately prior to such issuance or sale (or deemed issuance or sale) plus (C) the aggregate consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale); and
(ii)the denominator of which shall be the product obtained by multiplying (A) the Common Units Deemed Outstanding immediately after such issuance or sale (or deemed issuance or sale) by (B) the greater of the Trigger Price and the Fair Market Value per Common Unit immediately prior to such issuance or sale (or deemed issuance or sale).
(b)Adjustment to Number of Common Units Upon Adjustment to Exercise Price. Upon any and each adjustment of the Exercise Price as provided in Section 2.14(a), the number of Warrant Units issuable upon the exercise of the WP Warrant immediately prior to any such adjustment shall be increased to a number of Warrant Units equal to the quotient obtained by dividing:
(i)the product of (A) the Exercise Price in effect immediately prior to any such adjustment and (B) the number of Warrant Units issuable upon exercise of the WP Warrant immediately prior to any such adjustment; by
(ii)the Exercise Price resulting from such adjustment.
(c)Effect of Certain Events on Adjustment to Exercise Price. For purposes of determining the adjusted Exercise Price under Section 2.14(a), the following shall be applicable:
(i)Issuance of Convertible Securities. If the Company shall, at any time or from time to time after the Effective Date, in any manner grant or sell (whether directly or indirectly, including by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to exercise, convert or exchange any such Convertible Securities is immediately exercisable, and the price per Common Unit or Common Equivalent issuable upon the exercise, conversion or exchange of such Convertible Securities (determined as provided in this Section 2.14(c)(i) and in Section 2.14(c)(iii)) is less than the greater of the Trigger Price and the Fair Market Value per Common Unit immediately prior to the time of the granting or sale of such Convertible Securities, then the total maximum number of Common Units or Common Equivalents issuable upon exercise, conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price pursuant to Section 2.14(a)), at a price per Common Unit or Common Equivalent equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of Section 2.14(a)) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (y) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of all such Convertible Securities, by (B) the total maximum number of Common Units or Common Equivalents issuable upon the exercise, conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 2.14(c)(ii), no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Units or Common Equivalents upon exercise, conversion or exchange of such Convertible Securities or the issue or sale of Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of this Section 2.14(c).
(ii)Change of Terms of Convertible Securities. Upon any change in any of (A) the total amount received or receivable by the Company as consideration for the granting or sale of any Convertible Securities referred to in Section 2.14(c)(i), (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance, exercise, conversion or exchange of any Convertible Securities referred to in Section 2.14(c)(i), (C) the rate at which Convertible Securities referred to in Section 2.14(c)(i) are convertible into or exchangeable for Common Units or Common Equivalents, or (D) the maximum number of Common Units or Common Equivalents issuable in connection with any Convertible Securities referred to in Section 2.14(c)(i), respectively (in each case, other than in connection with an

Excluded Issuance), then (whether or not the original issuance or sale of such Convertible Securities resulted in an adjustment to the Exercise Price pursuant to this Section 2.14) the Exercise Price in effect at the time of such change shall be adjusted or readjusted, as applicable, to the Exercise Price which would have been in effect at such time pursuant to the provisions of this Section 2.14 had such Convertible Securities still outstanding provided for such changed consideration, conversion rate, or maximum number of Common Units or Common Equivalents, as the case may be, at the time initially granted, issued, or sold, but only if as a result of such adjustment or readjustment the Exercise Price then in effect is reduced, and the number of Warrant Units issuable upon the exercise of the WP Warrant immediately prior to any such adjustment or readjustment shall be correspondingly adjusted or readjusted pursuant to the provisions of Section 2.14(b).
(iii)Calculation of Consideration Received. If the Company shall, at any time or from time to time after the Effective Date, issue or sell, or be deemed to have issued or sold in accordance with this Section 2.14(c), any Common Units, Common Equivalents or Convertible Securities: (A) for cash, the consideration received therefor shall be deemed to be the net amount of cash received by the Company therefor; or (B) for consideration other than cash, the consideration received therefor shall be the fair market value of such consideration, as determined by the Board and the WP Member in good faith (subject to the dispute process set forth in Section 2.17 mutatis mutandis).
(iv)Other Distributions. Subject to the other provisions herein, if the Company shall, at any time or from time to time after the Effective Date, make or declare a Distribution on the Common Units or Common Equivalents payable in cash or securities of the Company (other than (1) a Distribution of Common Units, Common Equivalents or Convertible Securities in respect of outstanding Common Units or Common Equivalents, or (2) any Distribution in respect of any Instrument ranking senior to the Common Units under Section 3.01 and Section 3.02, or other property, then, and in each such event, on and as of the date of such Distribution, the Exercise Price shall be reduced by an amount equal to the amount Distributed upon or in respect of each outstanding Common Unit (whether cash or the fair market value of any non-cash distribution, as determined by the Board and the WP Member in good faith) (subject to the dispute process set forth in Section 2.17 mutatis mutandis) (the “Distribution Amount”); provided, however, that if the Distribution Amount is greater than the Exercise Price, the Exercise Price shall be reduced to zero, and in connection with such Distribution, (x) the WP Warrant shall be automatically exercised as a Physical Settlement (with an Exercise Price of zero) and the WP Member shall be issued the Warrant Units, in each case immediately prior to the consummation of such Distribution, and (y) the WP Member shall receive, simultaneously with the Distribution to the holders of Common Units or Common Equivalents, a Distribution of such securities, cash or other property in an amount equal to the difference between the Distribution Amount and the Exercise Price (to be treated as a Distribution with respect to the Warrant Units issued to the WP Member).
(d)Adjustment to Exercise Price and Common Units Upon Distribution, Subdivision or Combination of Common Units. If the Company shall, at any time or from time to time after the Effective Date, (i) make any distribution upon the Common Units or Common Equivalents payable in additional Common Units, Common Equivalents or in Convertible Securities, or (ii) subdivide (by any split, recapitalization, or otherwise) its outstanding Common Units or Common Equivalents into a greater number of Common Units or Common Equivalents, the Trigger Price and the Exercise Price in effect immediately prior to any such distribution or subdivision shall be proportionately reduced and the number of Warrant Units issuable upon exercise of the WP Warrant shall be proportionately increased. If the Company shall, at any time or from time to time after the Effective Date, combine (by combination, reverse split, or otherwise) its outstanding Common Units or Common Equivalents into a smaller number of Common Units or Common Equivalents, the Trigger Price and the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Units issuable upon exercise of the WP Warrant shall be proportionately decreased. Any adjustment under this Section 2.14(d) shall become effective at the close of business on the date the distribution, subdivision, or combination becomes effective.
(e)Adjustment to Exercise Price and Warrant Units Upon Reorganization, Reclassification, Consolidation, or Merger. In the event of any (i) Change of Control; (ii) capital reorganization of the Company, (iii) reclassification of the Units of the Company, (iv) consolidation or merger of the Company with or into another Person, (v) sale of all or substantially all of the Company’s assets to another Person or (vi) other similar transaction (other than any such transaction covered by Section 2.14(d)), in each case which entitles the holders of Common Units or Common Equivalents to receive (either directly or upon subsequent liquidation) shares of stock, securities, or assets with respect to or in exchange for Common Units or Common Equivalents (any transaction described in clauses (i)-(vi) or any similar transaction, including in connection with an IPO, a “Reorganization Event”), the WP Warrant shall, immediately after such Reorganization Event, remain outstanding and shall thereafter, in lieu of the number of Warrant Units then exercisable under the WP Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such Reorganization Event to which the WP Member would have been entitled upon such Reorganization Event if the WP Member had exercised the WP Warrant in full immediately prior to the time of such Reorganization Event and acquired the applicable number of Warrant Units then issuable under the WP Warrant as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the WP Warrant); and, in such case, appropriate adjustment (as determined by the Board and the WP Member in good faith) shall be made with respect to the WP Member’s rights under the WP Warrant to ensure that the provisions of this Section 2.14 shall thereafter be applicable, as nearly as possible, to the WP Warrant in relation to any shares of stock, securities, or assets thereafter acquirable upon exercise of the WP Warrant. The provisions of this Section 2.14(e) shall similarly apply to successive Reorganization Events. The Company shall not effect any such Reorganization Event unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such Reorganization Event, shall assume, by written instrument on terms substantially identical to the WP Warrant, the obligation to deliver to the WP Member such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such WP Member shall be entitled to receive upon exercise of the WP Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 2.14(e), the WP Member shall have the right to elect prior to the consummation of such Reorganization Event, to give effect to the exercise rights herein instead of giving effect to the provisions contained in this Section 2.14(e) with respect to the WP Warrant.
Notwithstanding the foregoing, in connection with any Change of Control that includes the Transfer of all of the Equity Securities of the Company and in which the consideration for all of the Common Units and Common Equivalents consists solely of cash, and (A) the cash consideration per Common Unit (together with the maximum amount of any deferred or contingent consideration, purchase price adjustment or amounts held in escrow) is greater than the Exercise Price, the WP Warrant shall be automatically exercised, concurrently with the consummation thereof, as a Net Cash Settlement (and the WP Member shall receive the

Cash Settlement Amount concurrently with the consummation thereof, together with any deferred or contingent consideration, purchase price adjustment or amounts held in escrow, as and when released or paid to holders of the Common Units) and (B) the cash consideration per Common Unit (together with the maximum amount of any deferred or contingent consideration, purchase price adjustment or amounts held in escrow) is less than the Exercise Price, the WP Warrant shall terminate upon such consummation; provided that if the WP Warrant is cancelled pursuant to this clause (B), but upon any subsequent payment or release of any deferred or contingent consideration, purchase price adjustment or amounts held in escrow to holders of the Common Units would have resulted in an automatic exercise of the WP Warrant pursuant to the foregoing clause (A), then the WP Warrant shall be deemed to have been automatically exercised and the WP Member shall receive the Cash Settlement Amount it would have received upon such exercise, concurrently with the release or payment of any such amounts to the holders of the Common Units.
With respect to any other Change of Control (i.e., that does not include the Transfer of all of the Equity Securities of the Company or that does not include solely cash consideration for all of the Common Units and Common Equivalents), the WP Warrant shall remain outstanding following such Change of Control (subject to the other provisions here) and/or may be exercised in accordance with the terms herein.
(f)Certain Events.
(i)If at any time, as a result of an adjustment made pursuant to this Section 2.14, the WP Member, upon exercise of the WP Warrant, shall become entitled to receive any securities of the Company (or any other Person) other than Common Units, thereafter the number of such other securities so receivable upon exercise of the WP Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Units contained in this Section 2.14, and the provisions of this Agreement with respect to the Warrant Units shall apply on like terms to such other securities.
(ii)If any event of the type contemplated by the provisions of this Section 2.14 but not expressly provided for by such provisions occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Units issuable upon exercise of the WP Warrant so as to protect, on an equitable basis, the respective rights and interests of the WP Member and the Company in a manner consistent with the provisions of this Section 2.14; provided, that no such adjustment pursuant to this Section 2.14(f) shall increase the Exercise Price or decrease the number of Warrant Units issuable as otherwise determined pursuant to this Section 2.14.
(iii)For the avoidance of doubt, notwithstanding anything to the contrary in this Section 2.14, none of the accrual, increase or payment of any yield, return, dividend or any distribution in respect of, the CLMT Unit or the Subordinated A/P Unit, shall constitute an issuance or sale (or deemed issuance or sale) of Common Units or Common Equivalents or a distribution on the Common Units, or shall result in any adjustment to the Exercise Price or the number of Warrant Units issuable upon exercise of the WP Warrant.
(g)Certificate of Adjustment.

(i)As promptly as reasonably practicable (and in any event within three (3) Business Days) following any adjustment of the Exercise Price, the Company shall furnish to the WP Member a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.
(ii)As promptly as reasonably practicable following the receipt by the Company of a written request by the WP Member, the Company shall furnish to the WP Member a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Units or the amount, if any, of other shares of stock, securities, or assets then issuable upon exercise of the WP Warrant.
(h)Notices. Whenever following the Effective Date, the Company proposes to issue or sell, or issues or sells, or in accordance with Section 2.14(c) is deemed to have issued or sold, any Common Units or Common Equivalents or consummates or proposes to consummate a Reorganization Event, the Company shall deliver to the WP Member a certificate signed by an executive officer of the Company setting forth, in reasonable detail, the number of Common Units or Common Equivalents issued or sold, or deemed issued or sold, the amount and the form of the consideration received by the Company, and the method of computation of such amount. In addition, in the event:
(i)that the Company shall take a record of the holders of its Common Units (or other Equity Securities, securities or property of the same or similar type as the Warrant Units at the time issuable upon exercise of the WP Warrant) for the purpose of entitling or enabling them to receive any distribution, to receive any right to subscribe for or purchase any Equity Securities, securities or other property, or to receive any Equity Securities, securities or other property;
(ii)of any IPO or Reorganization Event; or
(iii)of the voluntary or involuntary dissolution, liquidation, or winding-up of the Company;
then, and in each such case, the Company shall send to the WP Member with at least ten (10) Business Days prior notice, a written notice specifying, as the case may be, (A) the record date for such distribution or other right or action, and a description of such distribution or other right or action, or (B) the effective date on which such IPO and/or Reorganization Event, dissolution, liquidation, or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which holders of Common Units (or such other Equity Securities, securities or property of the same or similar type as the Warrant Units at the time issuable upon exercise of the WP Warrant) shall be entitled to exchange their Common Units (or such other Equity Securities or securities) for securities or other property deliverable upon such Reorganization Event, dissolution, liquidation, or winding-up, and the amount per Common Unit and character of such exchange applicable to the WP Warrant and the Warrant Units issuable thereunder.
Section 2.15.Anti-circumvention
The Company and Founder Parent shall not, by amendment (whether through merger, consolidation or otherwise) of this Agreement, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of the WP Warrant and in the taking of all such action as may reasonably be requested by the WP Member in order to protect the exercise rights of the WP Member against dilution or other impairment, consistent with the tenor and purpose of the WP Warrant.
Section 2.16.Governmental Approvals
(a)Each of the Company and the WP Member (i) agree in good faith to review whether any approvals, authorizations, consents, ratifications, permissions, exemptions or waivers or the expiration, lapse or termination of any waiting period (including any extension thereof) under any applicable laws (collectively, “Consents”) from governmental bodies that would be required in connection with the exercise of the WP Warrant, and (ii) upon request of the WP Member, shall use reasonable best efforts to cooperate with the other party in seeking to obtain all such Consents. The Company and the WP Member shall as promptly as reasonably practicable following any request by the WP Member prepare and file all notifications, filings, registrations, submissions or other materials required or necessary to obtain the Consents of any other governmental bodies. All filings made in connection with the foregoing sentence shall be made in substantial compliance with the requirements of applicable law.
(b)Each of the Company and the WP Member shall (i) promptly notify and furnish the other party copies of any correspondence or communication (including, in the case of any oral correspondence or communication, a summary thereof) between it or any of its Affiliates or any of their respective representatives, on the one hand, and any governmental body, on the other hand, or any filing such party submits to any governmental body, (ii) consult with and permit the other party to review in advance any proposed filing and any written or oral communication or correspondence by such party to any governmental body, and (iii) consider in good faith the views of such other party in connection with any proposed filing and any written or oral communication or correspondence to any governmental body, in each case, solely to the extent relating to the Consents required in connection with the exercise of the WP Warrant as described in Section 2.16(a). Neither the Company nor the WP Member shall agree to, or permit any of its Affiliates or representatives to, participate in any meeting or discussion with any governmental body in respect of any filings, investigation, inquiry or any other matter relating to the Consents required in connection with the exercise of the WP Warrant unless it consults with the other party in advance and, to the extent permitted by such governmental body, gives the other party the opportunity to attend and participate in such meeting or discussion. The Company and the WP Member shall consult with one another in good faith and shall jointly determine the strategy for dealing with any governmental body regarding the application of any laws applicable to the transactions contemplated by the WP Warrant; provided that any such strategy, and any actions taken in connection with the exercise of the WP Warrant, shall be subject to the DOE Loan Documents and any Consents required thereunder.
(c)Notwithstanding anything herein to the contrary, nothing in the WP Warrant shall require, or be construed to require, the WP Member or any of its Affiliates to, in connection with obtaining Consent under any applicable law, (i) agree to (A) any sale, license, divestiture or other disposition or holding separate (through establishment of a trust or otherwise) of any capital stock, businesses, assets (tangible or intangible), properties or other interests of the WP Member, the Company, any of their subsidiaries or respective Affiliates, (B) the imposition of any limitation, restriction or condition on the ability of the WP Member, the Company, or any of their subsidiaries or respective Affiliates to conduct their respective businesses or own, acquire, hold or exercise full rights of ownership of any capital stock, businesses, assets (tangible or intangible), properties or other interests, (C) the imposition of any limitation, restriction or condition on the WP Member, the Company or any of their subsidiaries or respective Affiliates under any applicable law, or (D) any material modification or waiver of the terms and conditions of the WP Warrant, or (ii) litigate with or otherwise participate in any claim, action, suit, litigation, investigation, hearing, audit or arbitration with any governmental body in connection with obtaining any Consent pursuant to the WP Warrant.
Section 2.17.Warrant Unit Fair Market Value
(a)Prior to the date on which any Warrant Units, Common Units or Common Equivalents are listed or quoted on a Trading Market, and in the event that the WP Member elects to exercise the WP Warrant, in whole or in part (other than as a Physical Settlement), the WP Member and the Company shall negotiate in good faith to mutually agree on an estimate of the Fair Market Value of the Warrant Units, Common Units and Common Equivalents (such estimate, the “Estimated FMV”). The Estimated FMV as determined by each of the WP Member, the Company or the Valuation Firm (i) shall reflect management’s good faith, best estimates of future performance of the Company (after incorporating any good faith input and feedback from the WP Member), (ii) shall assume that the Company is being sold in an arms’ length transaction for full and fair value, without giving effect to any minority ownership or other similar discount, and (iii) shall not consider the public market valuation of Founder Parent.
(b)For the avoidance of doubt, the Fair Market Value per Common Unit shall be calculated on the basis of the agreed equity value of the Company, after deducting from the enterprise value (i) the then Unpaid Preferred Return Amount, (ii) the then outstanding amounts under the DOE Loan, (iii) the then Priority A/P Unpaid Amount, the then CLMT Unpaid Amount and the then Subordinated A/P Unpaid Amount, (iv) $137,500,000 (if the Exercise Date is following November 4, 2030) or $137,500,000 plus the then remaining annual payments of Rent (as defined in the CMR Lease) for the period between the Exercise Date and November 4, 2031 (if the Exercise Date is prior to November 4, 2030), in each case, which represents an amount of the option purchase price under the CMR Lease, and (v) any other Indebtedness permitted in accordance with the terms of this Agreement that is outstanding as of the determination date and would customarily be included as a deduction to enterprise value for valuation purposes; provided that (x) no component of such determination of the Fair Market Value shall be made by reference to an enterprise value without giving effect to the foregoing adjustments, (y) no other liabilities of any Group Company under any Affiliated Transaction shall be treated as indebtedness of, or as a claim senior to, the Common Units, or otherwise be used to adjust the enterprise value in determining the equity value unless such liabilities were permitted in accordance with the terms of this Agreement and would otherwise customarily be included as a deduction to enterprise value for valuation purposes, and (z) that the payments of Rent (as defined in the CMR Lease) shall not be included (or be treated as an ordinary operating expense of the Company) in estimating any EBITDA and/or free cash flow of the Company, and shall be disregarded in the calculations thereof. Without limitation to the foregoing, the adjustment from enterprise value to equity value shall include other customary adjustments (e.g., cash, inventory and other working capital).
(c)In the event that the WP Member and the Company have not mutually agreed on the Estimated FMV within fifteen (15) days of the Exercise Date, then, upon request of either the WP Member or the Company, the WP Member and the Company shall promptly jointly appoint a nationally recognized investment bank or valuation firm (“Valuation Firm”) to determine the Estimated FMV. Each of the WP Member and the Company shall furnish to the Valuation Firm such information and documents as it deems relevant including its own Estimated FMV (“Independent Valuation”) within ten (10) Business Days of appointing a Valuation Firm, with copies of such submission and all such documents and information being concurrently provided to the other party. The Valuation Firm shall provide an Estimated FMV within twenty (20) days of such appointment (or other deadline as mutually agreed between the WP Member and the Company).

(i)In the event that the Valuation Firm’s Estimated FMV is greater than Estimated FMV determined by each of the WP Member and the Company in its Independent Valuation, then the Estimated FMV shall be the greater of the Estimated FMV as determined by either the WP Member or the Company in its Independent Valuation.
(ii)In the event that the Valuation Firm’s Estimated FMV is less than the Estimated FMV determined by each of the WP Member and the Company in its Independent Valuation, then the Estimated FMV shall be the lesser of the Estimated FMV as determined by either the WP Member or the Company in its Independent Valuation.
(iii)In the event that the Valuation Firm’s Estimated FMV is between the Estimated FMV determined by each of the WP Member and the Company in its Independent Valuation, then the Estimated FMV shall be the Estimated FMV as determined by the Valuation Firm.
(d)The costs and expenses of the Valuation Firm shall be allocated between the WP Member, on one hand, and the Company, on the other hand, based upon the percentage which the portion of the amount not awarded to each party based on its Independent Valuation bears to the amount proposed in its Independent Valuation. For example, if the Estimated FMV as determined by the WP Member is $40 and the Estimated FMV as determined by the Company is $30, and the Estimated FMV as finally determined in accordance with Section 2.17(b) is $34, then the costs and expenses of the Valuation Firm shall be allocated 60% (i.e., ($40 – $34) ÷ ($40 - $30)) to the WP Member and 40% (i.e., ($30 – $34) ÷ ($30 - $40)) to the Company.
(e)At the request of the WP Member, no more frequently than two (2) times in any calendar year, the Company shall provide the WP Member the Company’s Estimated FMV.
(f)For purposes of the WP Warrant, the Estimated FMV as finally determined in accordance with this Section 2.17 shall be the Fair Market Value of the Warrant Units or Common Units.
Section 2.18.Intended Tax Treatment. The Company and the WP Member intend that for U.S. federal and applicable state and local income tax purposes the WP Warrant shall be treated as a non-compensatory option. The Company and the WP Member shall file all tax returns and shall take all tax and financial reporting positions in a manner consistent with the foregoing intended tax treatment unless otherwise required by applicable law.
Article III

DISTRIBUTIONS AND PAYMENTS
Section 3.01.Distributions and Payments. Except in the case of (x) payments of Current Permitted Intercompany A/P (which shall be paid in the ordinary course and in accordance with the other terms herein), and (y) Distributions, payments, repurchases or redemptions contemplated by Section 3.02, Section 3.06, Section 5.06, Section 7.06(b), Section 7.06(c), Section 13.16 and Article XIV, all Distributions, payments, repurchases or redemptions (or other payments to any Member) shall be made in the following order and priority:
(a)First, 100% to the holder of the Priority A/P Note until the Priority A/P Unpaid Amount has been reduced to zero;

(b)Second, (i) prior to August 1, 2030, 100% to (x) the holders of the Preferred Units, pro rata, and (y) the holder of the CLMT Unit, in the case of clause (x) and (y), in accordance with their respective Pro Rata Portions, until the Unpaid Preferred Return Amount and the CLMT Unpaid Amount, respectively, have each been reduced to zero and (ii) on or after August 1, 2030, 100% to the holders of the Preferred Units, pro rata, until the Unpaid Preferred Return Amount has been reduced to zero;
(c)Third, (i) prior to August 1, 2030, 100% to the holder of the Subordinated A/P Unit, until the Subordinated A/P Unpaid Amount has been reduced to zero and (ii) on or after August 1, 2030, 100% to the holder of the CLMT Unit, until the CLMT Unpaid Amount has been reduced to zero, and thereafter 100% to the holder of the Subordinated A/P Unit until the Subordinated A/P Unpaid Amount has been reduced to zero; and
(d)Fourth, 100% to the holders of Common Units (including any Common Units issued upon exercise of any Warrants, including the WP Warrants) pro rata in accordance with the number of Common Units Deemed Outstanding.
Section 3.02.Servicing / Repayment Election.
(a)The Company may, at least 15 days prior to the beginning of any fiscal quarter after the Effective Date (each, an “Election Quarter”), deliver to each of the Founder Member, the WP Member and the Board a written notice (i) electing that all Distributions during such Election Quarter be made in accordance with this Section 3.02 (a “Servicing Election”) and (ii) setting forth the TTM FCCR as of the beginning of such Election Quarter; provided that a Servicing Election may only be made for an Election Quarter in which the payments contemplated by Section 3.02(b) are permitted under the DOE Loan and the ability of the Company to make a Servicing Election shall be subject to Section 3.02(c) and Section 3.02(d). Absent a Servicing Election for an Election Quarter, all Distributions for such Election Quarter shall be made in accordance with Section 3.01 (a “Repayment Election”).
(b)Subject to the other provisions in this Section 3.02, and Section 3.06, in the event that the Company makes a Servicing Election in respect of an Election Quarter, all Distributions made in such Election Quarter shall be made in the following order of priority: (i) first, to the holder of the Priority A/P Note, an amount equal to the increase in the Priority A/P Unpaid Amount in respect of the fiscal quarter preceding such Election Quarter, (ii) second, to the holders of the Preferred Units, pro rata, in an amount equal to the IRR Increase in respect of the fiscal quarter preceding such Election Quarter, (iii) third, to the holder of the CLMT Unit, an amount equal to the increase in the CLMT Unpaid Amount in respect of the fiscal quarter preceding such Election Quarter, and (iv) fourth, to the holder of the Subordinated A/P Unit, an amount equal to the increase in the Subordinated A/P Unpaid Amount in respect of the fiscal quarter preceding such Election Quarter; provided that the amounts set forth in clauses (i) through (iv) shall be paid in the order set forth above, no amount shall be paid pursuant to any such clause unless and until all amounts set forth in each preceding clause have been paid in full in cash, and any amount not so paid in an Election Quarter shall be treated in accordance with Section 3.02(e).
(c)The Company may not make a Servicing Election with respect to (i) any Election Quarter if the TTM FCCR is less than or equal to 1.8x as of the start of such Election Quarter (subject to Section 3.02(d)) or (ii) any Election Quarter beginning on or after January 1, 2030 if any Preferred Units remain outstanding at such time.
(d)If the TTM FCCR is less than or equal to 1.8x as of the start of an Election Quarter, the Company may make a modified Servicing Election for such Election Quarter; provided that with respect to such modified Servicing Election for such Election Quarter, no

Distributions shall be made pursuant to clause (iii) of Section 3.02(b) unless and until the IRR Increase for such Election Quarter has been paid in full in cash, and no Distributions shall be made pursuant to clause (iv) of Section 3.02(b).
(e)In the event that any amounts in clauses (i) through (iv) of Section 3.02(b) are not paid in an Election Quarter subject to a Servicing Election, then such amounts shall remain outstanding and shall continue to accrue. Any Distributions in any subsequent Election Quarter subject to a Servicing Election shall be made in accordance with Section 3.02(b) beginning again in the order set forth therein (i.e., without any obligation to first pay any amounts that were not Distributed during any previous Election Quarter subject to a Servicing Election).
(f)In the event that the Company makes Distributions of all amounts in clauses (i) through (iv) of Section 3.02(b) in full during any Election Quarter subject to a Servicing Election, it shall be entitled to make any further Distributions during such Election Quarter in accordance with Section 3.01 (i.e., as if it had made a Repayment Election for such Election Quarter).
(g)Current Permitted Intercompany A/P may be paid in the ordinary course and in accordance with the other terms herein, regardless of whether the Company elects a Servicing Election or Repayment Election.
(h)Illustrative examples of payments and distributions based on a Repayment Election and a Servicing Election are set forth on Exhibit C.
Section 3.03.Restricted Distributions. Notwithstanding anything to the contrary contained herein, the Company, and the Board on behalf of the Company, shall not declare or make a Distribution, repurchase or redeem any Instrument (a) other than (i) in accordance with the Distribution priorities set forth in Section 3.01, Section 3.02, or Section 3.06, as applicable, or (ii) in accordance with Section 2.13 or Article XIV or (b) if such Distribution, repurchase or redemption would violate the Act or other applicable law or is prohibited by the DOE Loan.
Section 3.04.Insufficient Proceeds.
(a)If, in connection with any liquidation, dissolution or winding up of the Company or any Change of Control in which all of the outstanding Common Units are Transferred, the proceeds or assets available for Distribution are insufficient to reduce each of the CLMT Unpaid Amount and the Subordinated A/P Unpaid Amount to zero, such proceeds or assets shall be Distributed in strict accordance with Section 3.01, and thereafter the CLMT Unit, the Subordinated A/P Unit and any Common Units shall be automatically cancelled and retired and shall not be reissued, sold or transferred.
(b)In connection with any Change of Control in which not all of the outstanding Common Units are Transferred, the proceeds thereof shall be allocated in accordance with Section 3.01, and (i) if the Unpaid Preferred Return Amount is reduced to zero in connection therewith, the CLMT Unit, the Subordinated A/P Unit and the Common Units and Warrants shall remain outstanding and continue to participate in accordance with Section 3.01, and (ii) if the Unpaid Preferred Return Amount is not reduced to zero in connection therewith, the CLMT Unpaid Amount and the Subordinated A/P Unpaid Amount shall each be reduced to the amount (which may be zero) that the CLMT Unit or the Subordinated A/P Unit, as applicable, would have received under Section 3.01 had all of the outstanding Units been Transferred in such Change of Control, and the CLMT Unit, the Subordinated A/P Unit and the Common Units and Warrants shall remain outstanding and continue to participate in accordance with Section 3.01 as so adjusted. Nothing in this Section 3.04 shall be construed as permitting the Company, Founder Parent, Founder Parent Controlled Affiliates or any Member to participate in a Change of Control in which the Unpaid Preferred Return Amount is not reduced to zero without the prior written consent of the WP Member.
(c)In no event shall the terms of the CLMT Unit or the Subordinated A/P Unit be interpreted to supersede the priorities set forth in Section 3.01.
(d)Each of the Founder Member and the Founder Parent, on behalf of itself and the Founder Parent Controlled Affiliates, expressly acknowledges and agrees to the foregoing.
Section 3.05.Withholding. Each Member agrees to furnish the Company with any representations, forms, documentation or information as shall reasonably be requested by the Board, including where such request is made due to changes in law after the Effective Date and including information with respect to a Member’s direct or indirect beneficial owners (provided, that in no event shall a Member be required to reveal the identity of its beneficial owners or disclose information regarding beneficial owners which the Member is not permitted to disclose to the Company in the event that the Member can prove to the reasonable satisfaction of the Company that such Member is not permitted to disclose such information) (a) to assist the Company in determining the extent of, and in fulfilling, its withholding, reporting or other tax obligations, (b) as will permit payments or allocations of income made to or by the Company to be made without withholding or at a reduced rate of withholding, (c) in order to reduce the amount of taxes borne by the Company, or (d) that the Board deems necessary, in its good faith discretion, to ensure compliance with any laws or regulations applicable to the Company or its business. In respect of the information and forms required to be provided as prescribed by this Section 3.05, each Member (i) represents and warrants that any such information and forms furnished by or to be furnished by such Member are and will be true, correct and complete, (ii) agrees to promptly update any such information or forms (A) if at any time the Member becomes aware that such previously provided information or forms are no longer true, correct and complete, (B) upon the expiration, invalidity or obsolescence of any such provided information or forms, or (C) if reasonably requested to do so by the Board, and (iii) agrees to indemnify the Company and each other Member on an after-tax basis from any and all damages, costs and expenses resulting from a breach by such Member of the foregoing representation, warranty and/or agreement in this Section 3.05. At the option of the Board, the amount to be indemnified by a Member pursuant to the foregoing clause (iii) may be satisfied by reducing the Distributions which would otherwise be made to such Member under Section 3.01 until the Company has recovered the full amount to be indemnified (and the amount of such reduction shall be deemed to have been distributed to such Member for all purposes of this Agreement).
Section 3.06.Tax Distributions. Subject to Section 3.03, prior to any Distribution pursuant to Section 3.01 or Section 3.02 or, solely with respect to Distributions pursuant to this Section 3.06 to the WP Member, prior to the payment of any Current Permitted Company A/P, the Company shall make Distributions from available cash as reasonably determined by the Board (the “Tax Distributions”) to the Members intended to be sufficient to enable them to pay, on a quarterly basis, federal, state and local taxes arising from the allocations made to such Members pursuant to Article IV; provided that the Company shall be under no obligation to (i) incur indebtedness in order to fund a Tax Distribution or (ii) reserve cash for a Tax Distribution unless it is reasonably expected that the relevant Member(s) will be allocated taxable income for the quarter or otherwise be required to make estimated tax payments; provided, further, that such payments shall be made within 30 days after the close of each applicable quarter (other than in a quarter in which the Company liquidates or sells substantially all of its assets, in which case no Tax Distributions shall be made for such quarter). Subject to the following sentence, the amount of any such Tax Distribution shall equal the product of (x) the maximum combined federal, state and local tax rates applicable to individuals residing in New

York, New York on ordinary income and net short-term capital gain or on net long-term capital gain (in each case, taking into account the net investment income tax), as applicable, and taking into account (a) the deductibility of state and local income taxes for federal income tax purposes, (b) the character of the income in question and (c) the holding period of any asset disposed of (the “Tax Rate”) and (y) the aggregate amounts of net taxable income or gain of the Company that were actually allocated or are estimated to be allocated to such Member for federal income tax purposes for such fiscal period and all prior fiscal periods (to the extent no Tax Distribution has previously been made with respect to such net taxable income or gain) reduced, but not below zero, by any tax deduction, loss or credit previously or currently allocated to such Member and not previously taken into account for purposes of the calculation of the amount of any Tax Distribution; provided, that any adjustments by reason of Sections 704(c), 734 or 743 of the Code shall not be taken into account in calculating the amount of any Tax Distribution. The amount of any Tax Distribution for a particular quarter shall take into account prior Tax Distributions as follows: (i) if available cash as reasonably determined by the Company is not sufficient to satisfy the required Tax Distribution for a particular quarter, the Company shall pay tax distributions first, 100% to the WP Member until the WP Member has received 100% of the full amount of such Tax Distributions and any deficit in respect of Tax Distributions that were required to be made to the WP Member from prior quarters but were not made as a result of the operation of this clause (i), and second, 100% to the other Members until the other Members have received 100% of the full amount of such Tax Distributions and any deficit in respect of Tax Distributions that were required to be made to the other Members from prior quarters but were not made as a result of the operation of this clause (i), and (ii) if it is determined that the aggregate amounts of Tax Distributions paid to any Member exceeded the product of (x) the Tax Rate and (y) the aggregate amounts of net taxable income or gain that were actually allocated to such Member for federal income tax purposes in the Company income tax returns filed with respect to such fiscal period and all prior fiscal periods, reduced, but not below zero, by any tax deduction, loss or credit previously or currently allocated to such Member, then the Tax Distribution to such Member for subsequent periods shall be reduced by the amount of overpayment. Any Tax Distributions shall be treated as an advance against, and shall reduce the amount of, the next distribution(s) that the Member would otherwise receive pursuant to Section 3.01 or Section 3.02.
Article IV

TAX MATTERS
Section 4.01.Allocation of Profits and Losses.
(a)Except as otherwise provided in this Agreement, for Capital Account purposes, each item of income, gain, loss or deduction recognized by the Company shall be allocated among the Members in a manner such that if the Company were dissolved, its affairs wound up and its assets distributed to the Members in accordance with their respective Capital Account balances immediately after making such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to Section 3.01.
(b)The Company shall maintain a Capital Account for each Member in accordance with the following provisions:
(i)Each Member’s Capital Account shall be increased by the amount such Member has contributed to the Company, any income or gain allocated to such Member pursuant to this Article, and the amount of any Company liabilities assumed by such Member or secured by any Company assets distributed to such Member.

(ii)Each Member’s Capital Account shall be decreased by the amount of cash and the Gross Asset Value of any other Company property distributed to such Member pursuant to any provision of this Agreement, any expenses or losses allocated to such Member pursuant to this Article (including the Member’s share of expenditures described in Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and the amount of any liabilities of such Member assumed by the Company.
(iii)In the event any Member’s Equity Interests are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of such Member to the extent such Capital Account relates to the Transferred Equity Interest.
(iv)In connection with the issuance of the WP Warrants, the Board shall adopt the methodology set forth in the noncompensatory option regulations under Treasury Regulations Sections 1.704-1, 1.721-2 and 1.761-3, unless otherwise required by applicable law.
(c)For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Members in accordance with the allocations of the corresponding items for Capital Account purposes under this Article, except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with the “remedial allocation method” described under Treasury Regulations Section 1.704-3(d).
(d)The provisions of this Article and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent therewith. The Company shall be authorized to make appropriate amendments to the allocations of items pursuant to this Article as necessary or desirable in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder; provided that no such change shall have an adverse effect upon the amount distributable to any Member pursuant to this Agreement.
(e)Notwithstanding any provision set forth in this Article, no item of deduction or loss shall be allocated to a Member to the extent the allocation would cause a negative balance in such Member’s Capital Account (after taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the amount that such Member would be required to reimburse the Company pursuant to this paragraph or under applicable law. In the event some but not all of the Members would have such excess Capital Account deficits as a consequence of such an allocation of loss or deduction, the limitation set forth in this clause (e) shall be applied on a Member by Member basis so as to allocate the maximum permissible deduction or loss to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. In the event any loss or deduction shall be specially allocated to a Member pursuant to either of the two preceding sentences, an equal amount of income of the Company shall be specially allocated to such Member prior to any allocation pursuant to clause (b) of this Section.
(f)In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its Capital Account in excess of that permitted under clause (e) of this Section created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this clause (f) shall be taken into account in computing subsequent allocations pursuant to this Section so that the net amount of any items so allocated and all other items allocated to each Member pursuant to this Section shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section if such unexpected adjustments, allocations or distributions had not occurred.
(g)In the event the Company incurs any nonrecourse liabilities, income and gain shall be allocated in accordance with the “minimum gain chargeback” provisions of Sections 1.704-1(b)(4)(iv) and 1.704-2 of the Treasury Regulations.
(h)The Company (i) may determine, in its sole discretion, to adjust the Capital Accounts of the Members to reflect the Fair Market Value of Company property in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) whenever a Unit in the Company is relinquished to the Company, or whenever an additional Member is admitted to the Company in accordance with this Agreement and (ii) shall adjust the Capital Accounts of the Members to reflect the Fair Market Value of Company property in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) in the case of a distribution of any property (other than cash) and when the Company is liquidated pursuant to Article X.
(i)The Board is hereby authorized to interpret and implement in its reasonable discretion the allocation rules relating to partnership noncompensatory options provided by Treasury Regulations Sections 1.704-1(b)(2)(iv)(s), -1(b)(4)(ix) and -1(b)(4)(x). Notwithstanding the foregoing, (A) if Capital Account reallocations are made in order to comply with Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), corrective allocations of tax items shall be made as and to the extent required under Treasury Regulations Section 1.704-1(b)(4)(x), and (B) while any noncompensatory option is outstanding, the Company shall comply with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and, on the exercise of any such noncompensatory option, the Company shall comply with Treasury Regulations Section 1.704-1(b)(2)(iv)(s).
(j)The parties acknowledge that the initial Capital Account balance of the Preferred Members may be less than the amount to which such Preferred Members would be entitled, as of the date hereof, upon a hypothetical liquidation of the Company described in Section 4.01(a) (such shortfall, the “Member Capital Account Shortfall”). Notwithstanding the general provisions of Section 4.01(a) or any other provision herein to the contrary, to the extent possible and consistent with the principles of Treasury Regulations Section 1.704-1, no operating income will be allocated to holders of the Preferred Units with respect to such Member Capital Account Shortfall, and in the event of any amount actually paid to the Preferred Members in respect of the Member Capital Account Shortfall, unrealized gain from a revaluation of the assets of the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f)) will be allocated first to holders of the Preferred Units to eliminate any such Member Capital Account Shortfall and, to the extent the payment exceeds the available amount of unrealized gain, the excess shall be treated as a “guaranteed payment” within the meaning of Section 707(c) of the Code. For avoidance of doubt, cash distributions to holders of the Preferred Units pursuant to Section 3.01(b) of this Agreement shall not be treated as payments in respect of the Member Capital Account Shortfall, and holders of the Preferred Units are expected to receive an allocation of income with respect to such distributions. Notwithstanding any provision herein to the contrary, in no event shall any partnership cost recovery items be allocated to any holders of the Preferred Units.
(k)All elections, decisions and other matters concerning the allocation of items of income, gain, loss, deduction and credit among the Members, and accounting procedures, not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board in good faith. Such determination made in good faith by the Board shall, absent manifest error, be final and conclusive as to all Members.

Section 4.02.Special Tax Audit Allocations. Notwithstanding anything contained in this Article to the contrary, in the event that the taxable income of the Company for federal income tax purposes (or any item thereof) is adjusted as the result of an audit by the Internal Revenue Service, the Members’ Capital Accounts shall be adjusted in a manner which reflects such adjustments as though corresponding book adjustments had been originally reflected in the profits and losses of the Company determined pursuant to the terms of this Article.
Section 4.03.Partnership Representative. In being admitted to the Company, each Member appoints and designates Calumet Montana Refining, LLC (or an Affiliate thereof designated by Calumet Montana Refining, LLC) as “partnership representative” of the Company for purposes of the Partnership Audit Rules (in such capacity, the “Company Representative”) and agrees that upon the request of the Company Representative it will execute, certify, acknowledge, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The Company Representative shall designate the “designated individual” for purposes of the Partnership Audit Rules. Each Member further agrees that any action taken by the Company Representative or the designated individual in connection with audits of the Company under the Code will, to the extent permitted by law, be binding upon the Members, provided, that neither the Company Representative nor the designated individual may settle or compromise any such audit in a manner that would materially adversely affect the Preferred Members relative to the Common Members without the prior written consent of the Preferred Members, which consent shall not be unreasonably withheld, conditioned or delayed. Except as required by applicable law, each Member further agrees that such Member will not treat any Company item inconsistently on such Member’s income tax return with the treatment of the item on the Company’s tax return and the Schedule K-1 provided to such Member.
Section 4.04.Duties. In the event the Company incurs any liability for taxes, interest or penalties pursuant to the Code or any corresponding provision of applicable state or local law:
(a)the Company Representative may cause the Members (including any former Member) to whom such liability relates, as determined by the Company Representative in its sole discretion, exercised in good faith, to pay, and each such Member hereby agrees to pay, such amount to the Company;
(b)without reduction in a Member’s (or former Member’s) obligation under clause (a), any amount paid by the Company that is attributable to a Member (or former Member), as determined by the Company Representative in its sole discretion, exercised in good faith, and that is not paid by such Member pursuant to clause (a) shall be treated for purposes of this Agreement as a distribution to such Member (or former Member); and
(c)the obligations of each Member (or former Member) under this Section 4.04 shall survive the transfer by such Member of its interest and the dissolution of the Company.
Section 4.05.Listed Transactions. The Company shall use commercially reasonable efforts not to “participate,” directly or indirectly, (i) in a “listed transaction” (as defined in Treasury Regulations Section 1.6011-4) or (ii) in a “prohibited tax shelter transaction” (as this term is defined under Section 4965 of the Code).
Section 4.06.Tax Filings.    The Company shall use its reasonable efforts to make any filings, applications or elections to obtain any available exemption from, or refund of, any withholding or other taxes imposed by any taxing authority with respect to amounts distributable to or items of income allocable to any Member under this Agreement; provided, that any such Member shall provide such cooperation and assistance, including but not limited to executing and filing forms or other statements as are reasonably requested by the Company Representative to enable the Company or any other entity in which the Company owns a direct or indirect interest to make any such filings, applications or elections, to satisfy any applicable tax reporting or compliance requirements or to qualify for an exemption from or reduced rate of tax or other tax benefit or be relieved of liability for any tax. The Company Representative shall cause to be prepared and filed all necessary tax returns for the Company.
Section 4.07.Intended Tax Treatment.
(a)The Members intend that for U.S. federal and applicable state and local income tax purposes:
(i)the Subordinated A/P Unit, the CLMT Unit and the Preferred Units shall be treated as equity interests of the Company;
(ii)none of the distributions in Article III (or accruals thereof) shall be treated as guaranteed payments under Section 707(c) of the Code;
(iii)the Priority A/P Note shall be treated as indebtedness of the Company;
(iv)the WP Warrants shall be treated as noncompensatory options of the Company; and
(v)All liabilities of the Company incurred pursuant to the CMR Lease shall be treated as indebtedness of the Company.
(b)Each Member and the Company shall file all tax returns and shall take all tax and financial reporting positions in a manner consistent with the intended tax treatment set forth in clause (a) above unless otherwise required by applicable law.
Article V

MANAGEMENT
Section 5.01.Board of Managers. The business and affairs of the Company shall be managed by or under the direction of a board of one or more Managers (the “Board”). Subject to Section 5.07, the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes of the Company described herein, including all powers, statutory or otherwise, possessed by managers of a limited liability company under the laws of the State of Delaware. Each Manager is hereby designated a “manager” of the Company within the meaning of the Act. Without limiting the generality of the powers of the Board, the actions set forth in Exhibit B shall be taken by the Company or its Subsidiaries only upon the approval of the Board. Subject to Section 5.07, the Board will have the full, exclusive and complete discretion to manage, control and direct the business and affairs of the Company and, except only as otherwise authorized or delegated by the Board or as specifically provided in this Agreement, to make all decisions affecting the business and affairs of the Company. Except with the express authorization of the Board (or as expressly set forth herein), no individual Manager (in such Manager’s capacity as such) is authorized or empowered to execute, deliver or perform any agreements, acts, transactions or matters contemplated in this Agreement on behalf of the Company or as agent for the Company; provided that the foregoing shall not be deemed to limit any authorization of an officer of the Company (in his or her capacity as such) that is also a Manager to execute, deliver or perform agreements, acts, transactions or other matters if authorized by the Board in accordance with this Agreement (subject to Section 5.07). The Board, acting by unanimous consent (including the consent of the WP Manager) shall maintain a delegation of authority policy (the “Delegation of Authority Policy”).
Section 5.02.Composition of Board.
(a)Subject to Section 5.02(b) and Section 5.07, the Board shall consist of such number of individuals (each, a “Manager”) as may be fixed from time to time by a vote of a Majority in Interest.
(b)The Board shall consist of up to four Managers, of whom (i) three Managers shall be appointed by the Founder Member (the “Founder Managers”), and (ii) one Manager shall be appointed by the WP Member (the “WP Manager”) for so long as the WP Member owns any Preferred Units. The initial Founder Managers will be L. Todd Borgmann, Stephen P. Mawer and Bruce A. Fleming and the initial WP Manager will be Jeffrey Luse.
(c)The term of a Manager shall continue until his or her successor is elected and qualified or his or her earlier death, resignation, disqualification or removal in accordance herewith.
(d)A Manager may be removed with or without cause at any time only by the Member who is then entitled to designate such Manager.
(e)Meetings of the Board shall be governed by a Chairman, who shall be designated by a majority of the Managers then in office.
Section 5.03.Voting of the Board. At all meetings of the Board, each Manager shall have one vote. Subject to Section 5.07, the act of a majority of votes allowed to be cast by the Managers present at a duly convened meeting of the Board at which a quorum is present shall be the act of the Board. Every Manager entitled to vote at a meeting of the Board may authorize another voting Manager to act for him or her by proxy; provided that such proxy shall be executed in writing and filed with the secretary of the Company before the time of the meeting and shall be valid only for the particular meeting designated therein.
Section 5.04.Meetings; Quorum; Notice; Written Consent.
(a)Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Special meetings of the Board may be called at any time by any Manager. The presence in person or by proxy of at least (i) a majority of the Managers then in office and (ii) the WP Manager, will constitute a quorum of the Board and will be required for any meeting of the Board. If a quorum is not present at any meeting of the Board, the Managers present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. Managers and any Observer (if applicable) may participate in a meeting through use of conference telephone, videoconference or similar communications equipment, so long as all Managers and any Observer (if applicable) participating in such meeting can hear one another and be heard by the others. Participation in a meeting in such manner constitutes a presence in person at such meeting. Prompt notice of the taking of any action by the Board at a meeting without the presence of a particular Manager or Observer (if applicable) shall be given to such Manager or Observer (if applicable).
(b)A meeting of the Board may be held only with at least five Business Days’ notice to each Manager (in accordance with Section 13.01), or 48 hours’ notice delivered personally or by e-mail or other generally accepted means of electronic transmission with a verification of delivery (other than by automated response). Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting the lack of notice to such Manager prior to its commencement.
(c)The Managers may act in their capacity as Managers without a meeting of the Board thereof if (i) a draft written consent is provided to and received by all Managers with at least a 48 hour review period and (ii) after such review period, such written consent is approved and signed by Managers that would be sufficient under this Agreement (including Section 5.07) and the Act to authorize or take such action at a duly convened meeting in which all Managers on the Board were present. Such written consent shall be filed with the records of the meetings of the Board and shall promptly be provided to any Manager who did not sign or approve such written consent and to the Observer (if applicable).
Section 5.05.Committees; Subsidiary Boards. The Board may establish committees of the Board composed of such Managers as determined by the Board (“Committees”); provided, that the WP Manager shall be entitled to be a member of any such Committee and the Observer (if applicable) shall be entitled to be a non-voting observer of any such Committee. The Board may delegate to such Committees such power and authority as the Board determines is appropriate; provided, that the Board may not delegate to a Committee any of the matters addressed by Section 5.07. Any Committee acting within the scope of its delegated authority will have the power and authority vested in such Committee by the Board. The WP Manager shall be provided with the rights in this Article V with respect to each Committee, board of directors or managers (or equivalent body) of any Subsidiary of the Company (or any committee thereof), and the provisions of this Article V shall apply mutatis mutandis with respect to such board of directors or managers (or equivalent body) or committee thereof.
Section 5.06.Expense Reimbursement. The Company shall pay or reimburse the reasonable out-of-pocket expenses incurred by each Manager and Observer (if applicable) in connection with attending the meetings of the Board and any committee thereof or acting in his or her capacity as an observer or a member of the Board and any committee thereof.
Section 5.07.Matters Requiring WP Manager Consent . Notwithstanding anything in this Agreement to the contrary, the Company shall not authorize, permit, take or commit to take, and shall cause each Subsidiary of the Company, to not authorize, permit, take or commit to take, directly or indirectly, any of the following actions, with respect to any Group Company, except, in each case, with a majority vote of the Board, which majority must include the affirmative vote and prior written consent of the WP Manager in its sole discretion (for so long as the WP Member is entitled to appoint the WP Manager pursuant to Section 5.02(b)):
(a)entry into or investment in any line of business other than the Business as currently conducted;
(b)the commencement, initiation, settlement, resolution or dismissal of any individual or series of related, litigation, arbitration or administrative proceedings for an amount in excess of $1,000,000;
(c)the amendment, restatement or waiver (whether by amendment, waiver, recapitalization, merger or otherwise) of the constituent documents of any Group Company in a manner that adversely affects the powers, preferences or rights of the Preferred Units or the Preferred Members;
(d)the creation, authorization or issuance of (i) any Common Units or other Equity Securities that are pari passu with Common Units unless such Common Units or other

Equity Securities are issued at a price at or above the greater of (A) Fair Market Value and (B) a price per Common Unit that is at or above $20 per Common Unit (as proportionately adjusted for any Common Unit split or combination) (other than the issuance of Common Units under the Stonebriar Warrant pursuant to the exercise and in accordance with the terms thereof), (ii) any Equity Securities that are issued at a price below Fair Market Value (other than pursuant to a plan, program, policy, agreement or arrangement approved under clause (m)), (iii) any Equity Securities that rank senior to or pari passu with respect to the rights, preferences and privileges of the Preferred Units, or (iv) any additional CLMT Units or Subordinated A/P Units;
(e)the undertaking of an Initial Public Offering, unless the implied equity valuation of the equity securities of the IPO Company that are exchanged for Equity Securities of the Company in such Initial Public Offering is equal or greater than $1,600,000,000 and at least 20% of the IPO Company’s Equity Securities have been issued to the public (a “Qualified IPO”);
(f)the dissolution, liquidation or winding up of any Group Company or the commencement of a voluntary bankruptcy or other proceeding seeking reorganization or similar relief;
(g)the incurrence, issuance, assumption or guarantee of any Indebtedness following the Effective Date (other than Indebtedness incurred for the purpose of funding (and that is used to concurrently fund) the payment in full of the Unpaid Preferred Return Amount) (i) to the Founder Parent, the Founder Member or any of their respective Affiliates or Permitted Transferees, except for the Priority A/P Note to the extent expressly permitted hereby or (ii) to any third party, unless (A) the Group Companies’ pro forma Indebtedness (which shall include for such purposes any amounts payable to any Member that are senior to the Preferred Units, including any Current Permitted Intercompany A/P and the Priority A/P Note) remains below 2.5x the Company’s earnings before interest, taxes, depreciation and amortization over the past 12 months as such items are determined in the Company’s final audited financial statements for the relevant Fiscal Year (the “EBITDA Cap”), (B) the use of proceeds from such Indebtedness is solely to refinance any existing Indebtedness of the Group Companies and the Group Companies’ total Indebtedness does not increase in connection with or as a result of such refinancing, or (C) the incurrence, issuance, assumption or guarantee is in connection with an acquisition or growth project such that the Group Companies’ pro forma Indebtedness remains below the EBITDA Cap, as adjusted for the acquisition or growth project by the estimated EBITDA for such acquisition or growth project in an amount approved by the Board and the WP Member, provided, that the foregoing clause (ii) shall not restrict the Company from entering into or incurring Indebtedness under a third-party inventory financing facility as long as the aggregate Indebtedness outstanding thereunder does not exceed $200,000,000 in the aggregate;
(h)the selection or replacement of the auditors of any Group Company with any auditor other than to one of the “big four” independent certified public accountants;
(i)the making of, or any change in, any tax election that causes a material change to the classification for tax purposes of any Group Company;
(j)the payment or declaration of any dividend or the making of any distribution, except in accordance and strict compliance with the express provisions of this Agreement, including Article III, or the amendment or modification (whether by amendment, waiver, recapitalization or otherwise) to any provision herein with respect to the payment or declaration of any dividend or distribution;
(k)the repurchase or redemption of any Instrument, other than as expressly contemplated by this Agreement (including Article III, Section 2.11, Section 7.06 and Article XIV);

(l)the hiring, termination or replacement of the chief executive officer of the Company or Montana Renewables LLC (“CEO”) or making any material compensation decisions or the entry into, amendment of or termination of any employment agreement with the CEO;
(m)the entry into, creation of, adoption of or amendment to any plan, program, policy, agreement or arrangement that provides for the issuance of Equity Securities to current or former employees, directors, consultants or other service providers of any Founder Parent Controlled Affiliate or to the Company or any of its Subsidiaries or the provision to any such Person of any right to receive cash or property by reference to the value of Equity Securities;
(n)the adoption of and any changes to (i) the actions set forth in Exhibit B or (ii) the Delegation of Authority Policy;
(o)the entry into, extension, amendment or modification, termination or enforcement of, or waiver with respect to, any transaction, agreement, contract, arrangement, understanding, dispute or other matter between or among or involving any Group Company, on the one hand, and the Founder Member, Founder Parent or any of their respective Affiliates (other than a Group Company), on the other hand (each, an “Affiliated Transaction”), except for any Permitted Intercompany Arrangement (excluding any amendment or modification of any Permitted Intercompany Arrangement) or any of the foregoing that are on arms’ length terms and that would not have or reasonably be expected to have an adverse impact on the Company, the Preferred Units (or any other Equity Securities of the Group Companies owned by the WP Member), or the WP Member’s rights under this Agreement or the Warrants);
(p)the increase to any of the Current Permitted Intercompany A/P, Permitted Intercompany A/P, Priority A/P Unpaid Amount, CLMT Issuance Price, CLMT Unpaid Amount, Subordinated A/P Issuance Price or Subordinated A/P Unpaid Amount, except in accordance with and as expressly contemplated and permitted by this Agreement;
(q)the incurrence of (i) any interest, late fees, penalties or other fees pursuant to any Affiliated Transaction, (ii) any accounts payable, or (iii) any other liabilities or amounts owing to the Founder Member, Founder Parent or any of their respective Permitted Transferees or Affiliates, except in accordance with and as expressly contemplated and permitted by this Agreement; or
(r)the entry into any agreement or commitment with respect to any of the foregoing actions or otherwise becoming bound or obligated to do or perform any of the foregoing actions.
Section 5.08.Board Observers. The WP Member shall be permitted to designate one non-voting observer to the Board (and any committee thereof) and each board of directors and similar governing body (and any committee thereof) of each Subsidiary of the Company (each, an “Observer”) for as long as the WP Member owns any Common Units or Warrants. Each Observer shall (a) be provided with copies of all materials, including notices, minutes and proposed and approved consents provided to members of the Board (or committee thereof) at substantially the same time such materials are provided to the Board (or committee thereof), (b) receive reasonable advance notice of all meetings of the Board (or committee thereof), including the time and place of such meeting, (c) have the right to attend, including telephonically or by video, and observe, but not vote at, meetings of the Board and any committee thereof.

Article VI

OFFICERS
Section 6.01.Designation. Subject to Section 5.07, the Board may appoint, employ or otherwise contract with any Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Board may delegate to any such Persons such authority to act on behalf of the Company as the Board may from time to time deem appropriate. The Board may, from time to time, appoint one or more persons to be officers of the Company. Any officer so appointed shall have such authority and perform such duties as the Board may, from time to time, delegate to him or her, and will exercise such powers and perform such duties as specified by the Board. Any individual may hold any number of offices, and an officer may, but need not, be a Member or Manager.
Section 6.02.Removal and Resignation. Subject to Section 5.07, the officers will serve at the pleasure of the Board, subject to all rights, if any, of such officer under any contract of employment, and subject to the foregoing, any officer may be removed, either with or without cause, by the Board. Any officer may resign at any time by giving written notice to the Board. Any resignation will take effect at the date of the receipt of that notice by the Board or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.
Section 6.03.Vacancies. Subject to Section 5.07, any vacancy in any office because of death, resignation, removal, disqualification of an officer, or for any other reason, will be filled by Board approval in accordance with Section 6.01.

Article VII

TRANSFERS
Section 7.01.Limitations on Transfer.
(a)No Member may Transfer, or enter into an agreement to Transfer, all or any portion of its Units, or other Equity Securities of the Company other than as expressly permitted by this Article VII, including the following permitted Transfers:
(i)Transfers by a Member to a Permitted Transferee in accordance with Section 7.03;
(ii)Transfers by a Tagging Member in a Tag-Along Transfer pursuant to, or consequent upon, the exercise of tag-along rights in accordance with Section 7.04 (subject to Section 7.02(b));
(iii)Transfers by a Drag-Along Member in a Drag-Along Transfer pursuant to, or consequent upon, the exercise of drag-along rights in accordance with Section 7.05;
(iv)Transfers in connection with any Required Liquidity Event in accordance with the terms herein, including Section 7.06;

(v)any repurchase or redemption by the Company of any Units or other Equity Securities of the Company as expressly permitted by the terms of this Agreement; or
(vi)pursuant to, or consequent upon, the provisions of Article XIV.
(b)Notwithstanding any provisions of this Article VII to the contrary (including Section 7.01(a)), no Member shall be entitled to Transfer any Units, or other Equity Securities of the Company (including to a Permitted Transferee) unless such Transfer would not:
(i)violate the Securities Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Company or the Units or other Equity Securities, as applicable;
(ii)require the Company to file a Registration Statement (except pursuant to, or consequent upon, a Required Liquidity Event in accordance with the terms herein, including Section 7.06 or the provisions of Article XIV);
(iii)cause the Company to become subject to the registration requirements of the Investment Company Act;
(iv)be a non-exempt “prohibited transaction” under ERISA or the Code or cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code;
(v)require any licensing or regulatory consent that has not been obtained (provided that, if requested by the Member, the Company shall use commercially reasonable efforts to obtain such consent at the sole cost and expense of such Member); or
(vi)cause the Company to become a “publicly traded partnership”, as such term is defined in Sections 469(k)(2) or 7704(b) of the Code.
(c)Upon the consummation of an IPO, the provisions of this Section 7.01 shall no longer apply.
Section 7.02.Certain Additional Limitations on Transfer.
(a)Notwithstanding anything contained herein to the contrary, none of the Founder Parent or Founder Member (or any of their Affiliates or Permitted Transferees) shall (i) permit the Transfer of all or any portion of the direct or indirect equity or beneficial interest in Founder Member (or any of its Affiliates or Permitted Transferees) or (ii) otherwise avoid or seek to avoid the provisions of this Agreement by issuing, or permitting the issuance of, any direct or indirect equity or beneficial interest in Founder Member (or any of its Affiliates or Permitted Transferees), in each case, in a manner which would fail to comply with this Agreement if such Founder Member (or any of its Affiliates or Permitted Transferees) had Transferred any interest in any Units or other Equity Securities of the Company directly. Notwithstanding the foregoing, this Section 7.02(a) shall not restrict, and shall not be construed to restrict, any transaction in the equity securities of Founder Parent or any issuance of securities by Founder Parent; provided that the value of such securities are not determined primarily by reference to the value of the Company or any of its Units or obligations.
(b)Notwithstanding anything contained herein to the contrary, without the prior written consent of the WP Member, no Member (other than the WP Member) may

Transfer, or enter into an agreement to Transfer (and the Company and Founder Parent shall not permit any such Transfer or enter into any agreement relating to a Transfer in respect of), all or any portion of its Units except in a Change of Control that results in payment in full of the then Unpaid Preferred Return Amount in cash, with the proceeds of such Transfer being otherwise allocated in accordance with Section 3.01.
(c)Notwithstanding anything contained herein to the contrary, none of the Founder Member (or any of its Affiliates or Permitted Transferees) may Transfer, or enter into an agreement to Transfer, or permit to be Transferred any rights under the Priority A/P Note, the CMR Lease, any Permitted Intercompany Arrangement or any other Affiliated Transaction, without the express prior written consent of the WP Member.
(d)Any purported Transfer of Units or other Equity Securities of the Company in contravention of this Agreement or applicable law shall be null and void ab initio, and the Company shall not recognize any such purported Transfer for any purpose and shall not reflect in its Schedules any change in record ownership thereof pursuant to any such purported Transfer.
Section 7.03.Transfers to Permitted Transferees. A Member may Transfer any of its Units or other Equity Securities of the Company to a Permitted Transferee of such Member without the consent of the Company, the Board, or any other Member; provided that, if any such Permitted Transferee becomes a Member and such Permitted Transferee ceases to be a Permitted Transferee of Founder Parent (in the case of the Founder Member) or Warburg Pincus (in the case of the WP Member), then such former Permitted Transferee shall Transfer such Units or Equity Securities to a Permitted Transferee of Founder Parent or Warburg Pincus, as applicable, and Founder Parent and Warburg Pincus, as applicable, shall accept such Transfer or cause such Transfer to be accepted.
Section 7.04.Tag Along Rights.
(a)Subject to the other provisions herein, including Section 7.02(b) and Section 7.04(d), in the event that the Founder Member or any Affiliate or Permitted Transferee thereof (the “Tag-Along Transferor” and any Transfer pursuant to this Section 7.04, a “Tag-Along Transfer”) proposes to Transfer any Common Units to any Person that is not a Permitted Transferee of the Tag-Along Transferor, in one transaction or a series of related transactions, which transaction or series of transactions would constitute or result in a Change of Control, each Member that holds, as of such time, any Common Units and each Warrant Unitholder (each such Member and each Warrant Unitholder, a “Prospective Tagging Member”), as of the date of the Tag-Along Transfer, may exercise tag-along rights with respect to the Tag-Along Transfer in accordance with the terms, conditions and procedures set forth in this Section 7.04 (the Prospective Tagging Members exercising such rights, the “Tagging Members”); provided that the Tag-Along Transfer must satisfy the requirements of Section 7.04(d) or such Tag-Along Transfer shall be null and void ab initio. The Tag-Along Transferor shall provide the Preferred Members with written notice of any proposed Tag-Along Transfer at least 10 Business Days prior to entering into any definitive agreement with respect to such Tag-Along Transfer, together with drafts of such definitive documentation. The Tag-Along Transferor shall consider in good faith any comments of the Preferred Members to such definitive documents and shall implement any such comments to the extent necessary to ensure compliance of such definitive documents with this Agreement.
(b)At least 15 Business Days prior to the anticipated closing date of a Tag-Along Transfer, the Tag-Along Transferor shall give written notice (a “Tag-Along Notice”) of any Tag-Along Transfer to the Prospective Tagging Members and the Company. The Tag-Along Notice shall set forth the number of Common Units proposed to be Transferred, the name and address of the Transferee, the proposed date of the Tag-Along Transfer, the proposed form and amount of consideration for such Common Units, such Prospective Tagging Member’s Pro Rata Portion of its Common Units applicable to such Tag-Along Transfer as of the date thereof and any other material terms and conditions of the Tag-Along Transfer (including a copy, if any, of the proposed agreement to effect such Transfer of Common Units), including the enterprise value ascribed to the Company in such Tag-Along Transfer and the estimated equity value of each Common Unit implied by such enterprise value. Each Prospective Tagging Member shall have a period of 10 Business Days (the “Response Period”) from the date of the Tag-Along Notice within which to notify the Tag-Along Transferor whether such Prospective Tagging Member will elect to sell up to its Pro Rata Portion of Common Units in connection with such Tag-Along Transfer, by delivering an irrevocable written notice to the Tag-Along Transferor prior to the expiration of the Response Period specifying the number of Common Units that such Prospective Tagging Member desires to sell in the Tag-Along Transfer (a “Response Notice”), not to exceed such Prospective Tagging Member’s Pro Rata Portion. If the Tag-Along Transferor is unable to cause the Transferee to purchase all the Common Units proposed to be Transferred by the Tag-Along Transferor and the Tagging Members in accordance with this Agreement, then the number of Common Units each such Member (including the Tag-Along Transferor) is permitted to sell in such Tag-Along Transfer shall be reduced pro rata based on the number of Common Units held by such Member relative to the number of Common Units held by all Members participating in such Tag-Along Transfer (subject to the other applicable provisions herein, including the satisfaction of the requirements of Section 7.04(d)). In any Tag-Along Transfer, the Priority A/P Note, the Preferred Units, the CLMT Unit and the Subordinated A/P Unit shall be redeemed for cash (subject, in the case of the Preferred Units, to Section 7.02(b) and Section 7.04(d), and in the case of the CLMT Unit and the Subordinated A/P Unit, Section 3.04) and each Tagging Member shall be required to Transfer its Pro Rata Portion of Common Units and Warrants required to be sold in such Tag-Along Transfer. The Tag-Along Transferor shall have a period of 120 days (provided, that if it enters into a definitive agreement to consummate the Tag-Along Transfer within such time period, such period shall be extended by the period of time reasonably necessary to consummate the Tag-Along Transfer as contemplated by such definitive agreement, including to obtain regulatory approval of such Tag-Along Transfer) following the expiration of the Response Period to sell all the Common Units of the Tag-Along Transferor and the Tagging Members agreed to be purchased by the Transferee, on terms not materially more favorable to the Tag-Along Transferor than those specified in the Tag-Along Notice; provided, however, in the event the Tag-Along Transfer is not consummated during such 120 period (as extended), the Tag-Along Transferor may not Transfer any Units without again complying with this Section 7.04 and the other applicable provisions herein.
(c)Each Tagging Member shall (and shall only be required to) (i) make the same representations, warranties and covenants as made by the Tag-Along Transferor in connection with the Tag-Along Transfer, (ii) enter into agreements with respect to (A) the form and terms of any consideration, (B) indemnities and any post-closing liabilities and (C) any other agreements to the Transferee as made by the Tag-Along Transferor in connection with the Tag-Along Transfer and (iii) otherwise agree to the same terms and conditions to the Tag-Along Transfer as to which the Tag-Along Transferor agrees in such Tag-Along Transfer; provided, that in no event will the WP Member be required to agree to any restrictive covenants or restrictions other than a customary confidentiality restriction in connection with a Tag-Along Transfer. Notwithstanding the foregoing, all such representations, warranties, covenants, indemnities and agreements shall be made by the Tag-Along Transferor and each Tagging Member severally and not jointly, and any liability under any such indemnities or liability for breach of any such representations and warranties, covenants or agreement shall be borne by the Tag-Along Transferor and the Tagging Members severally and not jointly (except to the extent that funds may be paid out of an escrow established to cover breaches of representations, warranties and covenants of the Group Companies). Liability under any indemnities related to the Company or its Subsidiaries in any Tag-Along Transfer shall be allocated among the Tag-

Along Transferor and the Tagging Members pro rata based on the portion of the U.S. dollar value of the total consideration (whether or not cash) received by the Tag-Along Transferor and the Tagging Members, respectively, in such Tag-Along Transfer in respect of their Common Units, and the aggregate amount of such liability for the Tag-Along Transferor and each Tagging Member shall not exceed the U.S. dollar value of the total consideration (whether or not cash) received by the Tag-Along Transferor or such Tagging Member, respectively, in such Tag-Along Transfer in respect of their Common Units, except in the case of fraud by the Tag-Along Transferor or such Tagging Member, as applicable.
(d)Notwithstanding anything to the contrary in this Article VII, including this Section 7.04, no Member may Transfer any Units (whether in a Tag-Along Transfer or otherwise) and the Tag-Along Transfer may not be consummated, unless (i) all of the proceeds of the Tag-Along Transfer are allocated and Distributed in accordance with Section 3.01, and with respect to the Common Units and Warrants, solely in respect of those Common Units and Warrants being Transferred in such Tag-Along Transfer, and (ii) the WP Member receives aggregate cash proceeds with respect to the Preferred Units in connection with such Tag-Along Transfer in an amount equal to the then Unpaid Preferred Return Amount as of the consummation of the Tag-Along Transfer, prior to or concurrently with the sale of the Common Units being sold by the Tag-Along Transferor in such Tag-Along Transfer. The sale of all Common Units being sold by the Tagging Members shall be consummated simultaneously with the sale of the Common Units being sold by the Tag-Along Transferor in such Tag-Along Transfer.
(e)All reasonable and documented out of pocket costs and expenses incurred by the Company, the Board, the Members, and any of their respective Affiliates in connection with any proposed Tag-Along Transfer (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finder, brokerage or investment banking fees, charges or commissions, shall be paid by the Company or its Subsidiaries.
(f)The provisions of this Section 7.04 shall not apply to any Transfers (i) to a Permitted Transferee, (ii) in connection with a Drag-Along Transfer in accordance with Section 7.05 or (iii) pursuant to, or consequent upon, the provisions of Article XIV.
(g)Upon consummation of an IPO, the provisions of this Section 7.04 shall automatically terminate and be of no further force or effect.
Section 7.05.Drag-Along Rights.
(a)Subject to the other provisions herein, including Section 7.02(b), Section 7.05(h) and Section 7.06, in connection with (i) any Change of Control initiated by the Founder Member or (ii) if the WP Member exercises its rights under Section 7.06 to effect a Drag-Along Transfer (the Founder Member or the WP Member, as applicable, the “Drag Initiator”), then in each case, the Drag Initiator may (but shall not be required to) exercise drag-along rights to cause a Change of Control to occur in accordance with the terms, conditions and procedures set forth in this Section 7.05 (the “Drag-Along Transfer”). In the event a Drag Initiator elects to exercise its drag-along right, it shall give written notice of such election (a “Drag-Along Notice”) to the Company and each other Member (each such other Member, a “Drag-Along Member”) not later than 15 Business Days prior to the anticipated consummation of the Drag-Along Transfer, setting forth the name of the Transferee(s) (the “Drag-Along Purchaser”), the proposed enterprise value ascribed to the Company in such Drag-Along Transfer and the estimated equity value of each Common Unit implied by such enterprise value, and all other material terms and conditions of the Drag-Along Transfer, as well as the number of Common Units that each Drag-Along Member shall be required to Transfer which shall be equal to such Drag-Along Member’s Pro Rata Portion of such Common Units. In any Drag-Along Transfer, the Priority A/P Note, the

Preferred Units, the CLMT Unit and the Subordinated A/P Unit shall be redeemed for cash (subject, in the case of the Preferred Units, to Section 7.02(b) and Section 7.05(h), and in the case of the CLMT Unit and the Subordinated A/P Unit, Section 3.04) and each Drag-Along Member shall be required to Transfer its Pro Rata Portion of Common Units and Warrants required to be sold in such Drag-Along Transfer (such Instruments subject to the Drag-Along Transfer, the “Dragged Instruments”). Each Drag-Along Member shall, subject to Section 3.04, Section 7.02(b) and Section 7.05(h), have the right to receive in exchange for the Dragged Instruments, the same portion of the aggregate consideration that such Drag-Along Member would have received if the aggregate consideration received in the Drag-Along Transfer had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 3.01 as in effect immediately prior to such Drag-Along Transfer (with respect to the Dragged Instruments) and, in the case of the Common Units (including any Common Units underlying the Warrants) the same form of consideration that will be received by the Drag Initiator in respect of its Common Units.
(b)The Drag-Along Transfer must satisfy the requirements of Section 7.05(h) and shall be subject to Section 7.06 or such Drag-Along Transfer shall be null and void ab initio. If the Drag-Along Transfer is initiated by the Board, the Company shall provide the Preferred Members with written notice of any proposed Drag-Along Transfer at least 10 Business Days prior to entering into any definitive agreement with respect to such Drag-Along Transfer, together with drafts of such definitive documentation. The Company shall consider in good faith any comments of the Preferred Members to such definitive documents and shall implement any such comments to the extent necessary to ensure compliance of such definitive documents with this Agreement.
(c)The Drag Initiator shall have a period of 120 days (provided, that if it enters into a definitive agreement to consummate the Drag-Along Transfer within such time period, such period shall be extended by the period of time reasonably necessary to consummate the Drag-Along Transfer as contemplated by such definitive agreement, including to obtain regulatory approval of such Drag-Along Transfer) from the date of the Drag-Along Notice to consummate the Drag-Along Transfer on the terms and conditions set forth in such Drag-Along Notice (the “Drag-Along Transfer Period”). If the Drag Initiator fails to consummate the Drag-Along Transfer within the Drag-Along Transfer Period, it shall not thereafter have the ability to exercise drag-along rights with respect to such Drag-Along Transfer without first complying with this Section 7.05.
(d)Each Drag-Along Member must (and shall only be required to) (i) make the same representations, warranties, covenants, indemnities and agreements as are made by the Drag Initiator in connection with the Drag-Along Transfer (it being understood that no Drag-Along Member will be required to make representations and warranties relating to the Company or its Subsidiaries and no Drag-Along Member will be required to make representations and warranties relating to any other Member, but shall be required to make customary fundamental representations about itself to the extent such representations are also made by the Drag Initiator, including with respect to matters of organization, authority, absence of liens and title to securities being Transferred), and (ii) agree to customary confidentiality restrictions, on reasonable terms for the type of transaction contemplated by the Drag-Along Transfer; provided, that in no event will any Drag-Along Member be required to agree to any non-competition restriction (including any restrictive covenant having a similar substantive effect), non-solicitation restriction or to any other restrictive covenant. Notwithstanding the foregoing, all such representations, warranties, covenants, indemnities and agreements shall be made by the Drag Initiator and each Drag-Along Member severally and not jointly, and any liability under any such indemnities or liability for breach of any representations and warranties or covenants or agreements shall be borne by the Drag Initiator and each Drag-Along Member severally and not jointly (except to the extent that funds may be paid out of an escrow established to cover breaches of representations, warranties and covenants of the Group Companies). Liability under any indemnities related to the Company or its Subsidiaries in any Drag-Along Transfer shall be allocated among the Drag Initiator and the Drag-Along Members pro rata based on the portion of the U.S. dollar value of the total consideration (whether or not cash) received by the Drag Initiator and the Drag-Along Members, respectively, in such Drag-Along Transfer in respect of their Common Units, and the aggregate amount of such liability for the Drag Initiator and each Drag-Along Member shall not exceed the U.S. dollar value of the total consideration (whether or not cash) received by the Drag Initiator or such Drag-Along Member, respectively, in such Drag-Along Transfer in respect of their Common Units, except in the case of fraud by the Drag Initiator or such Drag-Along Member, as applicable.
(e)Consideration placed in escrow or held back in a Drag-Along Transfer shall be allocated among the Drag Initiator and the Drag-Along Members participating in such Drag-Along Transfer such that if the Drag-Along Purchaser ultimately is entitled to some or all of such escrowed or held-back amounts, then the net ultimate proceeds received by the Drag Initiator and the Drag-Along Members participating in such Drag-Along Transfer shall still comply with the intent of Section 7.05(a) and Section 7.05(h) and the Drag Initiator and the Drag-Along Members participating in such Drag-Along Transfer shall receive the same portion of the net aggregate consideration in the Drag-Along Transfer as they would have received if such net aggregate consideration had been distributed by the Company as the last dollars distributed in complete liquidation pursuant to the rights and preferences set forth in Section 3.01 as if the ultimate resolution of such escrow or holdback had been known at the closing of the Drag-Along Transaction.
(f)In the event that any Transfer pursuant to this Section 7.05 is structured as a merger, consolidation, or similar business combination, each Drag-Along Member agrees, to the extent required or requested by the Drag Initiator, to vote in favor of the transaction.
(g)Notwithstanding anything to the contrary in this Section 7.05, there shall be no liability on the part of the Drag Initiator to the Company or the Drag-Along Members if a Drag-Along Transfer is not consummated for whatever reason, regardless of whether the Drag Initiator has delivered a Drag-Along Notice. The decision to consummate a Drag-Along Transfer pursuant to this Section 7.05 by the Drag Initiator shall be in the sole and absolute discretion of the Drag Initiator.
(h)Notwithstanding anything to the contrary in this Article VII, including this Section 7.05, no Member may Transfer any Units (whether in a Drag-Along Transfer or otherwise) and the Drag-Along Transfer may not be consummated, unless (i) the proceeds of the Drag-Along Transfer are allocated and Distributed, subject to Section 3.04, in accordance with Section 3.01 (or paid to the Members in such amounts as would be received in a Distribution in accordance with Section 3.01), and (ii) the WP Member receives aggregate cash proceeds with respect to the Preferred Units in such Drag-Along Transfer in an amount equal to the then Unpaid Preferred Return Amount as of the consummation of the Drag-Along Transfer, prior to or concurrently with the consummation of such Drag-Along Transfer.
(i)All reasonable and documented out of pocket costs and expenses incurred by the Company, the Board, the Members, and any of their respective Affiliates in connection with any proposed Drag-Along Transfer (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finder, brokerage or investment banking fees, charges or commissions, shall be paid by the Company or its Subsidiaries.
(j)Upon consummation of an Initial Public Offering, the provisions of this Section 7.05 shall automatically terminate and be of no further force or effect.

Section 7.06.Required Liquidity Event.
(a)At any time commencing on December 1, 2030 (or commencing on December 1, 2031, if the WP Member shall have received prior to December 1, 2030 Distributions under Section 3.01 or Section 3.02 with respect to its Preferred Units (excluding, for the avoidance of doubt, Tax Distributions), in an amount no less than $125,000,000), the WP Member shall have the right, but not the obligation, to cause the Company to initiate, direct, negotiate, execute and consummate a transaction that would result in Change of Control or an IPO, without the consent of the Board, the Company or any other Member and without regard to any restrictions on Transfer set forth herein (any transaction resulting from such process, a “Required Liquidity Event”) by delivering a written notice to the Company (a “Liquidity Notice”). In connection with any Required Liquidity Event, the WP Member shall consult in good faith with the Board (including the Founder Managers) regarding the process therefor, shall keep the Board reasonably informed of the status thereof and shall consider in good faith the views of the Board and the Founder Member; provided that, following such consultation, all determinations with respect to such Required Liquidity Event shall be made by the WP Member in its sole discretion. To effect the Required Liquidity Event, the Company, its Subsidiaries, and each of their respective governing bodies shall take, and each of the other Members (and Founder Parent) shall promptly take, and cause their Affiliates to take (including the Founder Parent Controlled Affiliates), actions reasonably requested by the WP Member in connection with the Required Liquidity Event and any related transactions (including any auction or competitive bid process in connection with or preceding such Required Liquidity Event), including the following actions: (i) engaging a nationally recognized investment bank, financial advisor, IPO underwriter, legal counsels and/or other advisors to effect such Required Liquidity Event, in each case, selected by the WP Member and reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed), (ii) cooperating in a reasonable and customary manner with such investment bank, financial advisor, IPO underwriter, legal counsels, and/or other advisors and their respective representatives in accordance with such procedures, (iii) identifying and cooperating in a reasonable and customary manner with any proposed buyer(s) or other interested parties, (iv) facilitating the due diligence process in respect of any such Required Liquidity Event, (v) executing and delivering definitive agreements in connection with the Required Liquidity Event (including preparing a registration statement, purchase agreement or such other documents as the WP Member may reasonably request) and any related ancillary agreements, documents and instruments, in each case, on such terms and conditions as the WP Member shall determine, and (vi) taking such other actions with respect thereto as the WP Member shall reasonably request, including to the extent applicable, amending any Affiliated Transactions and cooperating in good faith to provide transitional services as may be required in connection with a Required Liquidity Event and/or to eliminate or reduce any dependencies of the Group Companies, on the one hand, and the Founder Member and its Affiliates, on the other hand, including taking or causing to be taken, the actions contemplated by Section 4.4 of the Preferred Unit Purchase Agreement, and (vii) consenting to the Required Liquidity Event under any Affiliated Transaction (including the PTU Technology License). Each Member shall reasonably cooperate with the WP Member in effecting a Required Liquidity Event. In connection with the consummation of a Required Liquidity Event, any proceeds thereof shall be allocated and Distributed in accordance with Section 3.01. Prior to exercising the WP Member’s rights under this Section 7.06, the Company shall have a right of first offer to acquire (x) all but not less than all of, the Preferred Units, and (y) all but not less than all of, the WP Warrant, from the WP Member, for cash consideration in accordance with the terms set forth in Section 7.06(b) and Section 7.06(c) (a “Company Offer”).
(b)A Company Offer must be delivered to the WP Member within 30 days following the receipt by the Company of a Liquidity Notice (a “Company Offer Period”) and must set forth (x) the proposed purchase price in cash consideration (as provided in Section 7.06(c)), and (y) other material terms and conditions of the Company Offer, including whether the Company Offer includes both the Preferred Units and WP Warrant; provided that the Company Offer must be a bona fide offer on customary and market terms and not subject to any material contingencies, including any financing contingencies. The WP Member shall accept or reject the Company Offer in its sole discretion by written notice within 20 days following receipt of such Company Offer; provided that failure to accept or reject a Company Offer within such 20 day period shall be deemed a rejection of the Company Offer; provided further, that the WP Member may accept or reject the Company Offer, in part or in full (e.g., it may accept the Company Offer with respect to the Preferred Units and reject the Company Offer with respect to the WP Warrant). The purchase contemplated by the Company Offer must be consummated within 30 days after the delivery of the WP Member’s acceptance (if accepted). In the event (i) no Company Offer is made by the end of the Company Offer Period, (ii) a Company Offer was made during the Company Offer Period and was accepted by the WP Member, but the purchase contemplated by the Company Offer was not consummated within the 30 day period following the WP Member’s acceptance, or (iii) if a Company Offer was made during the Company Offer Period and such Company Offer was rejected by the WP Member, then the WP Member shall have the right to exercise its rights under Section 7.06 to effect a Required Liquidity Event, including to effect a Drag-Along Transfer in accordance with the terms of Section 7.05 and Section 7.06 and/or an IPO in accordance with the terms of Section 7.06 and Article XIV; provided, that if a Company Offer was made during the Company Offer Period and such Company Offer was rejected by the WP Member, then the WP Member shall only have the right to effect a Drag-Along Transfer that ascribes an equity value to the Company that exceeds the equity value implied by the Company Offer that was rejected by the WP Member (based on the value of the WP Warrants offered in the Company Offer). Subject to the Company and each Member’s compliance with this Section 7.06, the WP Member shall not be entitled to submit (A) more than one Liquidity Notice in any 15 consecutive month period and (B) a Liquidity Notice less than 12 months after the WP Member provides notice to the Company that it no longer wishes to pursue a process for a Required Liquidity Event initiated by the WP Member. For the avoidance of doubt, any process for a Required Liquidity Event initiated by the Company or any other Member shall not be deemed to be a Liquidity Notice of the WP Member.
(c)In any Company Offer, the proposed purchase price in cash consideration for the Preferred Units shall be no less than the Unpaid Preferred Return Amount as of the consummation of the purchase contemplated by the Company Offer, and the proposed purchase price in cash consideration for the WP Warrant or any Common Units (including those underlying the WP Warrant) shall be no less than the Fair Market Value of such Units at such time.
(d)All reasonable and documented out of pocket costs and expenses incurred by the Company, the Board, the WP Member, and any of its respective Affiliates in connection with any Required Liquidity Event (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finder, brokerage or investment banking fees, charges or commissions, shall be paid by the Company or its Subsidiaries.
(e)For the avoidance of doubt, in connection with the exercise of its rights pursuant to Section 7.06, including to effect any Required Liquidity Event, and without limitation to Section 9.02, none of the WP Member or any of its Affiliates or Responsible Parties shall owe fiduciary duties to the Company or its Subsidiaries or to the Members or any of their respective Affiliates.
Section 7.07.Rights and Obligations of Transferees. At the time of and as a condition precedent to any direct Transfer by a Member of Units, the Transferee of such Units (including Permitted Transferees of such Member) shall be required to become a party to this Agreement by executing and delivering a counterpart to this Agreement and such documents as may be necessary, in the reasonable opinion of the Board, to make such Transferee a party hereto and bound by the applicable terms hereof, whereupon such Transferee will be treated as a Member for all purposes of this Agreement.
Section 7.08.Blocker Transfer Rights. Notwithstanding anything to the contrary in this Agreement, including this Article VII, in connection with any Transfer of the WP Member’s interest in the Company (including in connection with a Tag-Along Transfer, in a Drag-Along Transfer, in a Required Liquidity Event, in any redemption by the Company, in connection with any Company Offer or in any other transaction), the Members and the Company acknowledge and agree that the WP Member shall be entitled to require a transfer, in whole or in part, of equity interests in the WP Member or one or more WP Blockers (whether through a direct sale, a share exchange, a merger or other transaction involving the sale of equity interests in the WP Member or one or more WP Blockers) instead of the WP Member effecting, in whole or in part, a direct Transfer of its interests in the Company, in such proportions as the WP Member may determine, and the owners of the WP Member or any applicable WP Blockers (as applicable) shall be entitled to receive the same price, form and amount of consideration in connection with the transfer of equity interests in the WP Member or any applicable WP Blockers that the WP Member would have received in a direct Transfer of its Units in the Company.
Article VIII

EXPENSES, BOOKS AND RECORDS; REPORTS
Section 8.01.Fees and Expenses. Subject to the other provisions herein, including Section 5.07 and Article III, the Company shall pay all current expenses of the Company owed to third parties that are not Members, and shall pay any expenses and fees payable pursuant to Section 5.06.
Section 8.02.Fiscal Year. Unless otherwise determined by the Board or required by law, the “Fiscal Year” of the Company shall be from January 1 through December 31 of each calendar year, for accounting and tax purposes. The Company shall cause the books of account to be closed promptly after the close of each Fiscal Year.
Section 8.03.Access. The WP Member shall have the right, at its own expense, at any reasonable time during regular working hours, on reasonable prior notice and for purposes reasonably related to the interest of the WP Member in its capacity as such, to (a) reasonably inspect facilities, properties, books and records of the Group Companies (and to make copies thereof) and (b) discuss the business, operation and condition of the Group Companies with the appropriate officers and/or members of management of Founder Parent and its Subsidiaries (including the Group Companies).
Section 8.04.Financial Statements and Reports.
(a)Annual Statements. The Company shall deliver, or cause to be delivered, to the WP Member, as reasonably promptly as practicable following the end of each Fiscal Year (and in any event within 120 days following the end of the Fiscal Year), a consolidated audited income statement and statement of cash flows for the Group Companies for such Fiscal Year and a consolidated audited balance sheet for the Group Companies as of the end of such Fiscal Year, all prepared in accordance with GAAP.
(b)Quarterly Statements. The Company shall deliver, or cause to be delivered, to the WP Member, as reasonably promptly as practicable following the end of each of the first three fiscal quarters of a Fiscal Year (and in any event within 60 days following the end of such fiscal quarter), a consolidated unaudited income statement and statement of cash flows for the Group Companies for such quarter and a consolidated balance sheet for the Group Companies as of the end of such quarter in accordance with GAAP (except for customary year-end adjustments and except for the absence of notes).
(c)Other Information. Founder Parent shall deliver, or cause to be delivered (including from any Subsidiary of the Founder Parent, including the Group Companies), to the WP Member, such other information and documentation relating to the Group Companies as may be reasonably requested by the WP Member (without limitation to Section 8.03).
(d)K-1s; Tax Information. The Company shall prepare and within 90 days following the end of each Fiscal Year, deliver, or cause to be delivered, to each Person who was or is a Member at any time during such Fiscal Year, an IRS Schedule K-1 and such other information, if any, with respect to the Group Companies as may be reasonably requested by such Person in order to file or prepare tax returns and reports or to obtain any available exemption from, reduction in, or refund of withholding or other taxes, or to claim any tax credit with respect thereto.
Article IX

EXCULPATION; WAIVER OF FIDUCIARY DUTIES AND INDEMNIFICATION
Section 9.01.Exculpation. No Responsible Party (in his, her or its capacity as such) will be liable in damages or otherwise to the Company or any Member for any loss or damage incurred by reason of any act or omission performed or omitted by such Responsible Party in good faith in such capacity either on behalf of the Company or in furtherance of the interests of the Company, and performed or omitted in a manner reasonably believed by such Responsible Party to be within the scope of such Responsible Party’s authority, excluding, for the avoidance of doubt, any loss or damage incurred by reason of any acts or omissions that are found by a court of competent jurisdiction upon entry of a final and non-appealable judgment to constitute actual and intentional fraud by such Responsible Party or a breach of this Agreement by such Responsible Party.
Section 9.02.Waiver of Fiduciary Duty. This Agreement is not intended to, and does not, create or impose any implied duty (including any fiduciary duty and, for purposes of clarity, any prohibition on usurping opportunities of the Company or its Subsidiaries) otherwise existing at law or in equity on any Member, Manager, Observer or any affiliate, officer, director, manager, employee or agent of any Member in their capacity as such (each of the foregoing, a “Responsible Party”). To the fullest extent permitted by applicable law, and notwithstanding any duty otherwise existing at law or in equity, each of the Company, all Managers, any Member, and any other person or entity that is a party to or is otherwise bound by this Agreement (including (a) the Company in its capacity as a debtor or debtor in possession in a bankruptcy case commenced under 11 U.S.C. (a “Bankruptcy Case”), (b) any successor to the Company in a Bankruptcy Case or otherwise, including a trustee, a litigation trust or estate representative, including a representative under 11 U.S.C. section 1123(b), and (c) any creditor or committee of creditors or equity holders seeking or obtaining standing to assert claims of the estate in a Bankruptcy Case) (each of the foregoing, a “Bound Party”) hereby expressly waives all duties (including any fiduciary duty but excluding any duty to comply with this Agreement) and, for purposes of clarity, any prohibition on usurping opportunities of the Company, that absent such waiver, may be implied at law or in equity or otherwise owed to a Bound Party, and in doing so, recognizes, acknowledges and agrees that the duties and obligations of the Responsible Parties are only as expressly set forth in this Agreement; provided that a Responsible Party shall act in good faith and in a manner that it subjectively believes is in or not opposed to the best interests of the Company.

Section 9.03.Indemnification and Expense Advancement.
(a)To the fullest extent permitted by law, the Company will indemnify and hold harmless each Responsible Party who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of any act or omission or alleged act or omission arising out of such Responsible Party’s activities on behalf of the Company if such activities were performed or omitted in good faith either on behalf of the Company or in furtherance of the interests of the Company, and were performed or omitted in a manner reasonably believed by such Responsible Party to be within such person’s authority, against losses, claims, demands, costs, damages, liabilities (joint or several), judgements, fines, settlements, expenses or other amounts for which such Responsible Party has not otherwise been reimbursed (including attorneys and accountant fees and expenses, judgment fines and amounts paid in settlement), actually and reasonably incurred by such Responsible Party in connection with such claim, action, suit or proceeding, regardless of whether the Responsible Party is a Responsible Person at the time any such loss, damage, or expense is paid or incurred, so long as such Responsible Party is not found by court of competent jurisdiction upon entry of a final and non-appealable judgment to have committed actual and intentional fraud or a breach of this Agreement (“Indemnified Costs”). Expenses, including attorneys’ fees and expenses, incurred by any such indemnified Responsible Party in defending any such claim, action, suit or proceeding as to which such indemnified Responsible Party is entitled to indemnification hereunder shall be paid by the Company periodically in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of a written undertaking by or on behalf of such indemnified Responsible Party to repay such amount if it shall ultimately be determined that such indemnified Responsible Party is not entitled to be indemnified by the Company. The right to indemnification and the advancement of expenses conferred in this Section 9.03 shall not be exclusive of any other right which any such Responsible Party may have or hereafter acquire under any other agreement (including the Preferred Unit Purchase Agreement), pursuant to law, vote of the Board or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Responsible Party. If this Section 9.03 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each such indemnified Responsible Party pursuant to this Section 9.03 to the fullest extent permitted by any applicable portion of this Section 9.03 that shall not have been invalidated.
(b)Notwithstanding anything herein to the contrary, the Founder Member (and its Affiliates and Permitted Transferees) shall not be entitled to indemnification, advancement of expenses or any other remedy under this Section 9.03 with respect to: (i) any matter for which the Founder Member or its Affiliates (other than the Group Companies) have an obligation to indemnify the Company, the Preferred Member or any other Member or the Company has an obligation to indemnify the Preferred Member or any other Member, in either case, whether arising under the Preferred Unit Purchase Agreement, the Asset Purchase Agreement, or otherwise, without regard to the availability of such indemnity as a result of the applicability of any deductible, threshold basket or any other limit on recovery, (ii) by reason of any loss or damage incurred by reason of any acts or omissions that are found by a court of competent jurisdiction upon entry of a final and non-appealable judgment to constitute actual and intentional fraud by such Responsible Party or, a breach of this Agreement by such Responsible Party.
(c)The Board shall cause the Company to purchase and maintain insurance on behalf of the Responsible Parties and/or the Company and its Subsidiaries against any liability asserted against any Responsible Party and incurred by any Responsible Party in such Responsible Party’s capacity as such or arising out of the Responsible Party’s status in such capacity, regardless of whether the Company would have the power to indemnify the

Responsible Party against that liability under this Section 9.03. In furtherance of the foregoing, the Company shall obtain and maintain directors’ and officers’ liability insurance on terms and conditions (including for deductible and coverage limitation) reasonably satisfactory to the WP Member.
(d)The Company and each Member hereby acknowledges that certain Responsible Parties that are Affiliates of the WP Member have certain rights to indemnification, advancement of expenses and/or insurance provided by the WP Member (the “Fund Indemnitor”) and that the Company shall (a) be the indemnitor of first resort (i.e., its obligations to any Responsible Party are primary and any obligation of the Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Responsible Party are secondary), (b) be required to advance the full amount of expenses incurred by any such Responsible Party pursuant to this Section 9.03 and shall be liable for the full amount of all Indemnified Costs pursuant to this Section 9.03 to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and any such Responsible Party), without regard to any rights any Responsible Party may have against the Fund Indemnitor, and (c) irrevocably waive, relinquish and release the Fund Indemnitor from any and all claims against the Fund Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by the Fund Indemnitor on behalf of a Responsible Party with respect to any claim for which such Responsible Party has sought indemnification or advancement of expenses from the Company shall affect the foregoing and the Fund Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Responsible Party against the Company. The Fund Indemnitor is an express third party beneficiary of the terms of this Section 9.03.
(e)The remedies provided for in this Section 9.03 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Responsible Party.
(f)Notwithstanding the foregoing, each Member agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 9.03 shall not apply to any alleged claim or cause of action against any Responsible Party based upon any breach or nonperformance of this Agreement or other agreement to which such Responsible Party is a party, or any acts or omissions that are found by a court of competent jurisdiction upon entry of a final and non-appealable judgment to constitute actual and intentional fraud.
Section 9.04.Other Business Opportunities.
(a)Notwithstanding any duty otherwise existing at law or in equity, subject to Section 9.04(b), any Member and any person or entity affiliated with any of the Members may engage in or possess an interest in other business opportunities or ventures (unconnected with the Company) of every kind and description, independently or with others, including businesses that may compete with the Company. Neither a Member nor any person or entity affiliated with any Member shall be required to present any such business opportunity or venture to the Company, any other Member or any Manager, even if the opportunity is of the character that, if presented to any of such persons or entities, could be taken by them. None of the Company, any other Member, any Manager or any person or entity affiliated with any of the foregoing shall have any rights in or to such business opportunities or ventures or the income or profits derived therefrom by virtue of this Agreement, notwithstanding any duty otherwise existing at law or in equity. The provisions of this Section 9.04(a) shall apply to each Member solely in their capacity as such and shall not be deemed to modify any contract or arrangement.
(b)Notwithstanding anything herein to the contrary, including Section 9.04(a), for so long as any Preferred Units remain outstanding:

(i)Founder Parent, Founder Parent Controlled Affiliates (other than the Group Companies but including, for the avoidance of doubt any officer of the Group Companies) and Permitted Transferees shall not, anywhere in the United States of America, Canada or anywhere the Group Companies conducts business, directly engage in or pursue (including by owning, acquiring or developing any asset property or right that primarily relates to the Business, in each case, except as expressly contemplated by a Permitted Intercompany Arrangement), or assist or facilitate any other Person engaging in or pursuing any business opportunities, ventures or activities relating to the production of renewable fuels or that are otherwise competitive with the Business (“Competitive Activities”); provided however the foregoing shall not preclude or limit Founder Parent, Founder Parent Controlled Affiliates or any Permitted Transferees from (A) owning, for passive investment purposes not intended to circumvent this Agreement, less than 5% of the publicly traded securities of any Person or (B) acquiring, investing or participating in any enterprise of any Person that engages in Competitive Activities but which Competitive Activities are ancillary to the primary business of such enterprise, so long as (x) such Competitive Activities comprise less than 10% of such Person’s annual consolidated revenues in the last fiscal year of such Person, (y) the assets of such Person relating to or used in Competitive Activities have a fair market value less than the Fair Market Value of all outstanding Equity Securities of the Company, and (z) the revenues generated by all Competitive Activities of Founder Parent, Founder Parent Controlled Affiliates (other than the Group Companies) and its Permitted Transferees do not exceed the revenues generated by the Company;
(ii)Founder Parent (on behalf of itself and its Founder Parent Controlled Affiliates and Permitted Transferees), the Members and the Company agree that the foregoing restrictions in this Section 9.04(b) are (A) reasonable given the Founder Member’s and its Founder Parent Controlled Affiliates’ role with the Group Companies and its Affiliates and necessary to protect the interests of the Group Companies and its Affiliates and (B) completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive termination of this Agreement for any reason whatsoever for so long as any Preferred Units remain outstanding. Founder Parent (on behalf of itself and its Founder Parent Controlled Affiliates and Permitted Transferees), the Company and the Members further agree that any invalidity or unenforceability of any one or more of such restrictions shall not render invalid or unenforceable any remaining restrictions. Additionally, should a court of competent jurisdiction determine that the scope of any provision of this Section 9.04(b) is too broad to be enforced as written, the parties hereto hereby authorize the court or other legal body to reform the provision to such narrower scope as it determines to be reasonable and enforceable and the parties hereto intend that the affected provision be enforced as so amended. It is impossible to measure in money the damages that will accrue to the Group Companies or any of its Affiliates in the event that the Founder Parent, any Founder Parent Controlled Affiliates or any Permitted Transferees thereof breaches any of the restrictions in this Section 9.04(b) to which it is subject. In the event that the Founder Parent, any Founder Parent Controlled Affiliates or Permitted Transferees thereof engages in any conduct inconsistent with this Section 9.04(b), the WP Member shall be entitled to an injunction restraining the Founder Parent, any Founder Parent Controlled Affiliates or Permitted Transferees thereof (or requiring the Founder Member to restrain any Founder Parent Controlled Affiliates or any Permitted Transferees) from violating such restriction (without posting any bond). If the WP Member shall institute any action or proceeding to enforce any such restriction against the Founder Parent, any Founder Parent Controlled Affiliates and Permitted Transferees thereof, the Founder Parent (on behalf of itself, any Founder Parent Controlled Affiliates and any Permitted Transferees) hereby waives the claim or defense that the Company or the WP Member has an adequate remedy at law, and agrees not to assert in any such action or proceeding the claim or defense that the Company or the WP Member has an adequate remedy at law. The foregoing shall not prejudice the Company’s or the WP Member’s other rights or remedies under applicable law or equity.
Section 9.05.Third Party Beneficiary. The Company and the Members agree that each Responsible Party is an express third party beneficiary of this Article IX able to enforce this Article IX according to its terms as if such Responsible Party were a party hereto.
Article X

DISSOLUTION, LIQUIDATION AND TERMINATION
Section 10.01.Events Causing Dissolution.
(a)The Company shall be dissolved and its affairs shall be wound up upon the earlier of (i) a determination by each of the Board, a Majority in Interest and (for so long as any Preferred Units remain outstanding) the WP Member to dissolve the Company and (ii) any dissolution required by operation of law.
(b)Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company’s business and affairs, and all of the Company’s assets have been distributed as provided in Section 10.03 and in the Act.
(c)Notwithstanding any other provision of this Agreement, the bankruptcy of a Member shall not cause such Member to cease to be a Member of the Company and despite the occurrence of such an event, the business of the Company shall continue without dissolution.
Section 10.02.Necessary Filings. Upon the dissolution and completion of the winding up of the Company and the termination of this Agreement, the Board shall take all actions and make all filings necessary under the Act and other applicable law in order to give effect to such dissolution and the Members shall be promptly notified of such dissolution.
Section 10.03.Liquidation. Upon dissolution of the Company, as expeditiously as is reasonable, the liabilities of the Company shall be paid and Distributions shall be made in the following manner and order (and subject to Section 3.04):
(a)to creditors (excluding all Members and their Affiliates) who are creditors, in satisfaction of liabilities of the Company (whether by payment or by establishment or reserves); and
(b)to the Members (including in their capacity as creditors), in accordance with and pursuant to Section 3.01.
Section 10.04.Accounting on Liquidation. Upon liquidation, a proper accounting shall be made by the Company’s accountants of the Company’s assets, liabilities and results of operations through the last day of the month in which the Company is terminated.
Section 10.05.Return of Members’ Capital Contribution. A Member shall look solely to the Company’s assets for the return of such Member’s Capital Contribution. If the assets remaining after payment or discharge of all debts and liabilities of the Company are insufficient to return such Member’s Capital Contribution, the Member shall have no recourse against the Company or any Member (or any Affiliate thereof), and no Member shall be personally liable for the return of any such Capital Contribution and each Member hereby waives any and all claims it may have against any Member or any such Affiliate thereof in this regard and expressly acknowledges and agrees with the provisions of Section 3.04.
Section 10.06.Termination.
(a)At such time (the “Termination Date”) as all of the Company’s assets have been distributed as provided for in Section 10.03, the Company and this Agreement shall terminate.
(b)Upon the termination of this Agreement, no party shall have any liability or obligation to any other party hereunder; provided, that (i) the termination of this Agreement shall not relieve a party from liability for any breach of this Agreement on or prior to the Termination Date, and (ii)  Article IX, this Article X, and Article XIII shall survive termination of this Agreement in accordance with their terms.
Article XI

REPRESENTATIONS AND WARRANTIES
Section 11.01.Representations and Warranties of the Members. Each Member represents and warrants, severally and not jointly, to the Company and the other Members, as to itself, that as of the date such Member became a Member, and as of any date such Member purchases any additional Units:
(a)if such Member is an entity, such Member is an entity duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the laws of the state (or other jurisdiction) of its formation.
(b)such Member has the power and authority to execute and deliver this Agreement and to perform such Member’s obligations hereunder.
(c)the execution, delivery and performance of this Agreement by such Member has been duly authorized by all necessary action on the part of such Member, and this Agreement is legally binding upon and enforceable against such Member in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(d)the execution, delivery and performance by such Member of this Agreement does not and will not (i) violate the provisions of any applicable law, order, judgment or decree of any court or other governmental agency or any arbitrator or, if such Member is an entity, the certificate of incorporation, bylaws, limited liability company agreement, limited partnership agreement or other governing documents of such Member, (ii) require the giving of any notice or the obtaining of any consent to or from any third party (other than consents under the DOE Loan obtained on or prior to the Effective Date) by such Member, or (iii) result in a breach, violation or default of or under (with or without due notice or lapse of time) any contract or agreement to which such Member is a party or by which such Member is bound.
(e)such Member (i) understands that this Agreement imposes restrictions and obligations on such Member, (ii) has read and understands the terms of this Agreement, (iii) has reviewed this Agreement with such Member’s own tax and legal advisors, or has had an opportunity to do so but has waived such opportunity, (iv) has relied solely on such advisors for tax and legal advice, and (v) will be responsible for such Member’s own tax liability resulting from this Agreement.
(f)such Member is an “accredited investor” as such term is defined in Regulation D of the Securities Act, is fully aware of the risks relating to an investment in the Company, and is capable of bearing a complete loss of such investment.
(g)such Member has acquired such Member’s interest in the Company for such Member’s own account, with the intention of holding the interest for investment and without any intention of participating directly or indirectly in any redistribution or resale of any portion of the interest in violation of the Securities Act or any applicable law.
(h)such Member understands that such Member’s interest in the Company has not been registered under the Securities Act, or the securities laws of any other jurisdiction, in reliance upon exemptions contained in those laws and that such interest is characterized as “restricted securities” under federal securities laws, that such Member’s interest may be resold without registration under the Securities Act only in certain limited circumstances and acknowledges that such Member is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed by the Securities Act.
Article XII

CERTAIN OTHER AGREEMENTS
Section 12.01.Budget and Business Plans. The Company shall prepare a proposed annual operating and capital budget and business plan for the Group Companies for each Fiscal Year and shall submit such budget and business plan to the Board for approval not less than 30 days prior to the commencement of such Fiscal Year (any such budget and business plan so approved by the Board, the “Approved Budget and Business Plan”).
Section 12.02.Compliance with Laws. The Company shall ensure that each Group Company complies in all material respects with all applicable laws. Without limiting the generality of the foregoing, the Company shall in all material respects ensure that each Group Company holds (and maintains the validity of) all permits, licenses and authorizations from or with the relevant governmental authority required in respect of the due and proper establishment, business and operations of such Group Company.
Section 12.03.Bank Accounts. The Company shall ensure that each Group Company opens and maintains a bank account in its name with such bank as may be determined by the Board. Such accounts shall be operated as the Board, or the board of managers or directors of the relevant Group Company, shall resolve from time to time. The Company shall ensure that all payments to or by the Company or any other Group Company shall be paid into or withdrawn from such account or accounts.
Section 12.04.Affiliated Transactions.
(a)The Company shall keep the Board and the WP Manager (or the WP Member for so long as it owns Equity Securities) apprised of the details of any amendment, waiver, modification or enforcement of any transaction, agreement, contract, arrangement, understanding, dispute or other matter (as well as the status of any negotiations or discussions relating thereto) that is or could result in an Affiliated Transaction. Upon reasonable request, the WP Manager (or the WP Member for so long as it owns Equity Securities) shall have the right to review any documents or diligence materials relating to the negotiation, entry into, amendment of, waiver, modification or enforcement of any Affiliated Transaction.
(b)The Company and its Subsidiaries are party to, and may from time to time enter into Affiliated Transactions as expressly permitted herein. If, in the good faith determination of the WP Member, the Company or the applicable Subsidiary fails to diligently pursue the exercise or enforcement of any term or condition in any Affiliated Transaction or if the WP Member reasonably believes in good faith that the counterparty to such Affiliated Transaction is in breach or violation thereof, then the WP Member shall have the right, at the sole cost and expense of the Company to exercise or enforce any such term or condition on behalf of the Company or the applicable Subsidiary or to cause the Company to exercise or enforce any such term or condition (and the WP Member shall have the right to appoint officers of the Company to take such action, to the extent that the WP Member determines in good faith that such appointment is necessary in order to enforce or give effect to its rights under this Section 12.04).
(c)Notwithstanding anything to the contrary in this Agreement, the MSA or any Permitted Intercompany Arrangement, the reimbursement of any legal or other professional fees or expenses to the Founder Parent, the Founder Member or any of their Affiliates (or incurrence or payment of any such fees by the Group Company on behalf of the Founder Parent, the Founder Member or any of their Affiliates), shall require the written consent of the WP Member (for so long as it owns Equity Securities).
Section 12.05.G&A and Operating Expense Optimization. Each of the Company, the WP Member, the Founder Member and the Founder Parent shall (and the Founder Parent shall cause the Founder Parent Controlled Affiliates to) collaborate in good faith to review the go-forward G&A and operating expense plans of the Company, including to determine Company versus outsourced G&A and operating expense optimization, with a goal of effecting G&A and operating expense optimization plans prior to April 2027, which discussions shall include potentially engaging an outside consultant to assist in identifying and expediting the execution of potential cost savings on both the G&A and operating expense optimization.
Section 12.06.Intercompany Liabilities.
(a)If, during any calendar month, the Company incurs (i) any interest, late fees, penalties or other fees pursuant to the MSA or CMR Lease, or (ii) any Permitted Intercompany A/P (the aggregate amount of foregoing (i)-(ii) but not including any Current Permitted Intercompany A/P paid by the Company, collectively, “Intercompany Liability Amount”), then it shall submit a written notice to the Board (including the WP Manager), within 30 days after the end of each calendar month, which notice shall include specific documentation with respect to such Intercompany Liability Amount.
(b)The Company shall, promptly following the date on which any such amount ceases to qualify as Current Permitted Intercompany A/P, increase the Subordinated A/P Unpaid Amount by an amount equal to the Intercompany Liability Amount with respect to such applicable month (provided that no Subordinated A/P Yield shall accrue on any Intercompany Liability Amount from any Permitted Intercompany A/P that is added to the Subordinated A/P Unpaid Amount), and upon such increase, any obligation or liability of the Company or its Subsidiaries with respect to such Intercompany Liability Amount (together with any interest, late fee or penalty thereon or other amount with respect thereto) shall be automatically extinguished and the Founder Member and its Affiliates shall only have a right to such payment in accordance with the express terms of this Agreement (and not, for the avoidance of doubt, under any Affiliated Transaction or any other agreement).
Section 12.07.Phase 2B of the MaxSAF Expansion. The Founder Parent and the Company shall, and shall cause its Subsidiaries to, use its reasonable best efforts to complete, or cause to be completed, all parts of Phase 2B of the MaxSAF Expansion as promptly as practicable following the Effective Date.
Section 12.08.Special Purpose Provisions. Notwithstanding anything in this Agreement or in any other document governing the formation, management or operation of the Company to the contrary, and for so long as the WP Member or its Affiliates holds any Equity Securities the Members shall cause the Company to comply with the following requirements, and the Company shall:
(a)maintain its own separate books and records and bank accounts;
(b)at all times hold itself out to the public as a legal entity separate from the Members and any other Person;
(c)file its own tax returns, if any, as may be required under applicable law, to the extent (i) not part of a consolidated group filing a consolidated return or returns or (ii) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;
(d)not commingle its assets with assets of any other Person;
(e)conduct its business in its own name and comply with all organizational formalities to maintain its separate existence;
(f)maintain separate financial statements;
(g)pay its own liabilities only out of its own funds; provided, however, that the foregoing shall not require the Members to make any additional capital contributions to the Company;
(h)not hold out its credit or assets as being available to satisfy the obligations of others;
(i)allocate fairly and reasonably any overhead for shared office space;
(j)use separate stationery, invoices and checks; and
(k)correct any known misunderstanding regarding its separate identity.
Article XIII

MISCELLANEOUS
Section 13.01.Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by electronic mail or delivered by hand, messenger or overnight or second-day courier service. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (a) if delivered by hand, messenger or overnight or second-day courier service, when delivered (or if sent via a nationally-recognized overnight or second-day courier service, freight prepaid, specifying next-business-day or second-business-day delivery, one Business Day or two Business Days, respectively, after deposit with the courier), or (b) if sent via electronic mail, when directed to the relevant electronic mail address, and receipt is confirmed by non-automated response. Notices to a Member must be delivered to the address set forth opposite the name of such Member on Exhibit A, and notices to the Company must be delivered to the principal executive offices of the Company, although any party may furnish, from time to time, other addresses for notices to it in accordance with this Section 13.01.
Section 13.02.Confidentiality. Each Member agrees not to disclose any proprietary, confidential or nonpublic information of or relating to the Company (and, for clarity, including the terms and conditions of this Agreement and any agreement by which any Member purchased Units from the Company, and the exhibits and schedules hereto and thereto) (collectively, “Confidential Information”); provided that the foregoing shall not prohibit any Member from disclosing any information: (a) (i) to such Member’s insurers, brokers, consultants, legal, accounting, financial, tax or other advisors (solely to render any such advisory services to such Member, including in the preparation of tax returns), (ii) to such Member’s direct and indirect past, current or future shareholders, members, partners, controlling persons, prospective shareholders, prospective members, prospective partners, managers, investors, directors, officers, employees, and lenders and other sources of financing, (iii) to enforce such Member’s rights and obligations hereunder in each case, so long as such Person agrees to keep such information confidential and so long as such Member is responsible for any breach thereof; (b) as required by applicable law or by legal process or formal demand of a governmental authority (including as required by any tax filings); provided that (i) to the extent legally allowed, the disclosing Member gives the Company prior notice thereof and reasonably cooperates with the Company, at the Company’s request and at the Company’s expense, so that the Company may, in its discretion, seek a protective order or other appropriate remedy, if available, and (ii) in the event that such protective order is not obtained (or sought by the Company after such notice), such Member (x) discloses only that portion of the Confidential Information which, in accordance with the advice of counsel, is legally required to be disclosed and (y) exercises its commercially reasonable efforts to obtain confidential treatment of such Confidential Information; provided that the foregoing proviso shall not apply in connection with routine inspections, examinations or inquiries by federal or state regulatory agencies and self-regulatory organizations that have requested or required the inspection of records that contain Confidential Information and are not targeted at the Company or the Confidential Information; (c) in the context of a proposed sale of his, her or its Units permitted by and in accordance with this Agreement to a third party who has first executed a confidentiality agreement in customary form reasonably satisfactory to the Company; (d) with respect to the WP Member, to its respective direct or indirect investors, limited partners or members and their representatives (and, to the extent required for such investors’, limited partners’ or members’ internal reporting obligations, Affiliates of such investor, limited partner or member) or to Persons who have expressed a bona fide interest in becoming direct or indirect investors, limited partners or members in the WP Member or any related investment funds, and to potential transferees of the WP Member’s and its Affiliates’ respective Equity Securities of the Company, in each case who have agreed to keep such information confidential, and to other third parties who reasonably need to know such information for purposes of monitoring the investment in the Group Companies by the WP Member or its Affiliates, including to any data analysis or data aggregation service providers pursuant to contracts between the WP Member or its Affiliates, on the one hand, and any service provider, on the other hand; or (e) as authorized in writing by the Board. The Members acknowledge that, in the event of such disclosure to a third party as permitted by this Section 13.02, other than a disclosure required by law, such third party shall be required to maintain the confidentiality of the Confidential Information to the same extent as the Members. Notwithstanding the foregoing, Confidential Information does not include information which (A) becomes generally available to the Member through public records or otherwise in the public domain, other than as a result of a disclosure by a Member; (B) was known and already in the possession of a Member at the time of disclosure to such Member, and the Member can demonstrate that such information was independently developed by its representatives or agents without the use of such Confidential Information; (C) becomes available to a Member on a non-confidential basis from a source other than the Company, any of its Subsidiaries or any of their representatives or agents, provided that such source is not bound by a confidentiality agreement with the Company or any of its Subsidiaries or any of their representatives or agents or otherwise prohibited from transmitting the information to such Member; provided that such information shall immediately become Confidential Information if the source that disclosed that information was subject to an obligation not to disclose such information to the Member that received such information; and (D) independently developed by a Member without the use of the Confidential Information.
Section 13.03.Amendments. Subject to Section 5.07 and this Section 13.03, this Agreement and the Certificate may be amended or modified (whether by amendment, waiver, recapitalization, merger or otherwise) only by a written amendment (whether by amendment, waiver, recapitalization, merger or otherwise) approved by: (a) a Majority in Interest; (b) if such amendment or modification (whether by amendment, waiver, recapitalization, merger or otherwise) would adversely affect the obligations, rights, preferences or privileges of the Preferred Units under this Agreement, the holders of a majority of the then outstanding Preferred Units; (c) if such amendment or modification (whether by amendment, waiver, recapitalization, merger or otherwise) would adversely affect the obligations, rights, preferences or privileges of any Member or group of Members in a manner that would be disproportionately adverse from the manner in which such amendment affects the obligations and rights of other Members, such adversely affected Member or a majority-in-interest of such group of adversely affected Members, as the case may be; (d) if such amendment or modification (whether by amendment, waiver, recapitalization, merger or otherwise) would adversely affect the obligations, rights, preferences or privileges of the WP Warrants or the Common Units issued or issuable in respect of the WP Warrants in a manner that would be disproportionately adverse from the manner in which such amendment affects the rights of the other Members or the other holders of the Common Units or Warrants, the WP Member; (e) if such amendment or modification (whether by amendment, waiver, recapitalization, merger or otherwise) would alter or eliminate the limited liability of any Member or all Members, such Member or all of the Members, respectively; and (f) if such amendment or modification (whether by amendment, waiver, recapitalization, merger or otherwise) would adversely affect the rights of the WP Member under this Agreement, the WP Member; provided that no such approval shall be required for any amendment to update Exhibit A in accordance with this Agreement.
Section 13.04.Governing Law; Jurisdiction. This Agreement and any dispute arising out of, relating to or in connection with this Agreement, shall be construed (both as to validity and performance), interpreted and enforced in accordance with the laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction. Any action against any party hereto relating to the foregoing shall be brought exclusively in the Court of Chancery of the State of Delaware located in Wilmington, Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state court located in Wilmington, Delaware or the United States District Court for the District of Delaware) and appellate courts thereof. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each party agrees that service of summons and complaint or any other process that might be served in any action may be made on such party by sending or delivering a copy of the process to the party to be served by registered mail, return receipt requested, at the address of the party provided for the giving of notices in Section 13.01. Nothing in this Section 13.04, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

Section 13.05.Waiver of Jury Trial. THE MEMBERS ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE THE MEMBERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT SUCH MEMBER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH MEMBER CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH MEMBER UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH MEMBER MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH MEMBER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.05.
Section 13.06.Entire Agreement. This Agreement, together with all exhibits, annexes, schedules and other agreements expressly referenced or contemplated herein, embodies the entire agreement and understanding of the Members and supersedes all prior agreements and understandings between the Members with respect to the subject matter hereof, including the Existing LLCA.
Section 13.07.Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.
Section 13.08.Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not.
Section 13.09.Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective as valid, legal and enforceable under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the severance of such provision could be in opposition to the parties’ intent with respect to such provision or the economic or legal substance of the transactions contemplated hereby would be affected in any manner materially adverse to any party hereto, in which case the parties hereto will negotiate revisions to this Agreement to preserve as nearly as possible or nearly as practicable the economic or legal substance of such invalid, illegal or unenforceable provision.
Section 13.10.Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member and the Company shall execute and deliver any additional documents and instruments and perform any additional acts that the Company or any Member reasonably determines to be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

Section 13.11.Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A photographic, photostatic, .pdf, facsimile, DocuSign or similar reproduction of a signature to this Agreement shall have the same effect as original signatures.
Section 13.12.Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.
Section 13.13.No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future controlling persons, management companies, portfolio companies, director, manager, officer, employee, trustee, incorporator, member, partner, equityholder, Affiliate, agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto) or Affiliate of the foregoing Persons, unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract, tort, equity or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).
Section 13.14.Specific Performance. It is hereby agreed and acknowledged that it will be inadequate or impossible, or both, to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved party hereto will be irreparably damaged and will not have an adequate remedy at law or in damages. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to seek and obtain injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond or other security and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law or relief in money damages.
Section 13.15.Interpretation. Any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel. The captions and headings in this Agreement are only for convenience and ease of reference and are not to be considered in construction or interpretation of this Agreement, nor as evidence of the intention of the parties hereto. Except where otherwise indicated, all references in this Agreement to Sections, Exhibits, Schedules, Annexes or Appendices shall refer to Sections, Exhibits, Schedules, Annexes or Appendices to or of this Agreement and are expressly incorporated by reference herein. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. As used in this Agreement: (a) the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; (b) the words “hereof”, “herein” and “herewith” and words of similar import shall be construed to refer to this Agreement in its entirety (together with its exhibits, schedules, annexes, appendices and other documents referred to herein), and not to any particular provision, section or subsection, unless otherwise stated; (c) the word “or” is not exclusive; (d) the words “shall”, “will” and “agrees” are mandatory and the word “may” is permissive, (e) the term “extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”, (f) the term “any” shall mean “any and all” and the term “or” is used in the inclusive sense of “and/or” and (g) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.
Section 13.16.Anti-Circumvention. Notwithstanding anything to the contrary herein and without limitation to any other provision herein, for so long as the WP Member owns any Equity Securities, (i) each of the Founder Parent, Founder Member and the Company shall not authorize, permit, take or commit to take, any action, and shall cause any Subsidiary of the Company or Founder Parent Controlled Affiliates, as applicable, to not authorize, permit, take or commit to take any action that, is intended to circumvent, or has the effect of circumventing, either directly or indirectly, any provision herein, including Article III and Article XII and (ii) each of the Founder Parent and Founder Member shall not, and shall cause each Founder Parent Controlled Affiliate not to, exercise any remedies under any Affiliated Transaction in a manner that would alter the Distribution or liquidation priorities set forth herein, or otherwise circumvent, either directly or indirectly, any provisions herein. Notwithstanding anything to the contrary herein, in the event any provision herein, including Article III and Article XII, is circumvented or not complied with for any reason, and/or if the Founder Parent, Founder Member or any of their respective Permitted Transferees or Affiliates (other than the Group Companies) receive any payment or Distribution from the Company in violation of this Agreement, including Article III, then any amounts and/or benefits received by such Person shall be held in trust by such Person for the benefit of the WP Member and promptly paid to the WP Member.
Section 13.17.No Appraisal Rights. No Member or holder of Units or other Equity Securities of the Company shall have any appraisal, dissenter or other similar rights with respect to any Units or other Equity Securities of the Company in connection with any Transfer, merger or consolidation, including any Required Liquidity Event, Change of Control, Drag-Along Transfer or IPO; provided that nothing in this Section 13.17 shall limit or otherwise affect any right of any Member pursuant to Section 2.17.
Section 13.18.Reserved Rights. For so long as any Preferred Units remain outstanding, each of Founder Parent, the Founder Member and the Founder Parent Controlled Affiliates retains the right to (a) take any action required to comply with or preserve its rights under the DOE Loan, (b) exercise remedies in respect of non-payment defaults (including insolvency, environmental, regulatory, change-of-control and material covenant defaults) under the Priority A/P Note, the CMR Lease and the MSA, (c) preserve claims, and (d) exercise cure rights; provided that none of them shall exercise remedies under the Current Permitted Intercompany A/P, Priority A/P Note, the CMR Lease or the MSA in a manner that would alter the priorities set forth in, or otherwise circumvent, Section 3.01 or Section 3.02 or any other provision herein or in the Side Letter while any Preferred Units remain outstanding.

Article XIV

INITIAL PUBLIC OFFERING
Section 14.01.Initial Public Offering.
(a)(x) Subject to Section 5.07, upon the election in writing of the Board or (y) if the WP Member exercises its rights under Section 7.06 to effect an IPO, the WP Member (the Board or the WP Member, as applicable, the “IPO Initiating Person”), may require that the Company initiate, undertake or facilitate an IPO, and solely in connection therewith and as required to effect such IPO, the Company may be reorganized or converted to one or more other entities (collectively, the “IPO Company”) by such means (including by merger or consolidation or other business combination, transfer of all or a part of the Company’s assets and/or transfer, exchange, conversion or redemption of Units) as reasonably determined by the IPO Initiating Person (a “IPO Restructuring”), provided that, (i) any IPO Restructuring shall be subject to Section 14.02, (ii) the Company and the WP Member shall use reasonable best efforts to effect any IPO Restructuring in a tax-efficient manner for the WP Member, including by effecting the transactions contemplated by Section 14.02(d); provided it is not materially adverse (on a tax or economic basis) to the other Members, and (iii) any IPO Restructuring shall permit the WP Member and/or one or more WP Blockers to effectuate a Blocker Merger as contemplated by Section 7.08 and Section 14.02(d).
(b)Upon the request of the IPO Initiating Person but subject to the other provisions of the Agreement, each Member hereby agrees that it will, at the expense of the Company, take all such actions and execute all such documents as may be reasonably requested by the IPO Initiating Person or required by law, regulations, or an underwriter to effect the IPO or IPO Restructuring in accordance with the provisions herein; provided, that all the rights of Member under this Agreement that do not expressly terminate by their terms prior to or concurrent with consummation of an IPO are preserved following the IPO. In furtherance of the foregoing, the Members shall enter into a stockholders’ or equivalent agreement with the IPO Company with terms that are substantially equivalent to, mutatis mutandis, the terms of this Agreement, including Article III, Article V, Article XIII, this Article XIV, and Article XV, and the IPO Company will include corresponding provisions, to the extent applicable, in its certificate of incorporation or equivalent organizational documents).
(c)All reasonable and documented out of pocket costs and expenses incurred by the Company, the Board, the WP Member, and any of its respective Affiliates in connection with any IPO Restructuring or Initial Public Offering (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finder, brokerage or investment banking fees, charges or commissions, and any Registration Expenses (as defined in the Registration Rights Agreement) shall, in each case, be paid by the Company or the IPO Company.
(d)This Article XIV is subject to the provisions of Section 7.06.
Section 14.02.Treatment of Units.
(a)In connection with an IPO Restructuring (and subject to the consummation of an IPO), and subject to the other provisions herein, including this Article XIV, the IPO Initiating Person may cause all or any portion of the Units held by the Members to be converted into, exchanged or redeemed for, or replaced with equity securities of the IPO Company having the same rights, preferences and obligations as such Units, and representing substantially the same interest (including with respect to economic and governance rights, preferences and privileges) in the IPO Company, as such Units represented in the Company immediately prior to such IPO Restructuring, and the WP Member shall be entitled to directly hold equity securities of the IPO Company of the same class as those offered by the IPO Company in the IPO (subject to Section 14.03 with respect to the Preferred Units).
(b)No amendment, modification or waiver of any right, preference or privilege of any Units or of any Member may be effected in connection with any IPO Restructuring unless approved in the manner contemplated by Section 5.07 and Section 13.03 mutatis mutandis.
(c)Notwithstanding anything to the contrary herein, including Article XIV, the WP Member and its Affiliates and Permitted Transferees shall have the right to freely transfer their equity securities of the Company or the IPO Company following an IPO, including by effectuating in-kind distributions of all or part of their respective equity securities to their respective direct or indirect equityholders.
(d)Notwithstanding anything to the contrary herein, including Article XIV, in connection with an IPO, at the election of the WP Member, the WP Member shall be permitted to cause the WP Member or one or more WP Blockers (as applicable), to be merged with and into the Company, the IPO Company or other applicable entity (each, a “Blocker Merger”), and the Company and the Members shall take such actions as may be necessary to effectuate any such Blocker Merger and will cooperate with the WP Member and any WP Blocker to effectuate any such Blocker Merger in a tax-efficient manner for the WP Member, in each case such that after any such Blocker Merger(s), the WP Member and the owners of the WP Member and any WP Blockers, will own, in the aggregate, equity securities in the IPO Company or such other entity as determined by the WP Member or any such WP Blocker with the same value, at the same price, and in the same form, having the same rights, preferences and privileges as the securities held by the WP Member immediately prior to any such Blocker Merger(s).
Section 14.03.Post-IPO Preferred Units.
(a)Notwithstanding anything to the contrary herein, including in this Article XIV, in connection with any Initial Public Offering (whether or not the WP Member is the IPO Initiating Person), the Company and the Board will use its reasonable best efforts to cause the Preferred Units to be redeemed in full in cash by Distributing proceeds sufficient to pay the full amount of the then Unpaid Preferred Return Amount; or to the extent the Company cannot cause the redemption in full of the Preferred Units, (i) the Company and the Board will use its reasonable best efforts to cause the greatest amount of the then Unpaid Preferred Return Amount to be Distributed to the owner of the Preferred Units, and (ii) no Member (other than the WP Member or its Affiliates) may be a selling stockholder in an IPO. Any redemption pursuant to this Section 14.03 shall be subject to the WP Member’s rights pursuant to Section 7.08, Section 14.01(a) and Section 14.02(d) to effect such redemption, in whole or in part, through a purchase by the Company of equity interests in the WP Member and/or one or more WP Blockers.
(b)Notwithstanding anything to the contrary herein, including in this Article XIV, in the event any of the Preferred Units are not redeemed in full prior to or concurrent with the Initial Public Offering, then such Preferred Units will remain outstanding and shall in all instances be incorporated in (i) any stockholders’ or equivalent agreement of the IPO Company and (ii) the certificate of incorporation and other organizational and governing documents of the IPO Company, in each case, with terms that are no less favorable to the owner thereof than the terms of the Preferred Units under this Agreement, and for the avoidance of doubt, the Unpaid Preferred Return Amount shall continue to accrue following the Initial Public Offering, and the IRR percentage shall be subject to increase following the Initial Public Offering as set forth in the definition of the Preferred Return.

(c)At any time on or after the 12 month anniversary of the consummation of the Initial Public Offering, the owner of the Preferred Units may elect in writing to have all of its Preferred Units acquired by the IPO Company or the Founder Parent (the IPO Company or Founder Parent, as applicable and as determined by such owner, the “Put Purchaser” and such election, the “Put Election”) in exchange for cash at a price for all the Preferred Units equal to the Unpaid Preferred Return Amount as of the date of the consummation of the Put Election (such transaction, the “Put Purchase”).
(d)The Put Purchaser shall effect the direct or indirect acquisition of the Preferred Units (including through the acquisition of one or more WP Blockers pursuant to Section 7.08) as promptly as practicable, and in any event no later than the date that is 90 days following the date of the Put Election (the “Put Deadline”), by any means permitted by applicable law, including by incurring additional indebtedness and/or causing cash to be distributed from its Subsidiaries or making a cash contribution from Founder Parent (or its subsidiaries, other than the Group Companies) to the IPO Company. If a Put Election requires any regulatory approval or filings, the Put Purchaser shall, at the direction of the WP Member, take all actions required to secure such approval or make such filings. Following consummation of the Put Purchase, regardless of the identity of the Put Purchaser and regardless whether such Put Purchase is consummated in whole or in part through a direct purchase or the Preferred Units or through a purchase of equity interests in the WP Member or one or more WP Blockers, the Preferred Units acquired in such Put Purchase shall be deemed to be retired and shall no longer be outstanding.
(e)In the event that all of the Preferred Units are not acquired (directly or indirectly) by the Put Deadline, the owner of the Preferred Units shall have all remedies available at law or in equity, and such owner shall preserve all such rights and remedies including if it exercises its right to convert the Preferred Units pursuant to Section 14.03(f).
(f)Notwithstanding anything to the contrary herein, including in this Article XIV, the WP Member shall have the right (whether or not the WP Member is the IPO Initiating Person), but not the obligation, at any time prior to, concurrently with, or following the IPO, to convert or exchange all, or any part of, its Preferred Units (or any equity securities of the IPO Company received by the WP Member in the IPO Restructuring with respect to the Preferred Units), for such class of equity securities offered by the IPO Company in the IPO, representing an economic interest in the IPO Company with a value equal to the Unpaid Preferred Return Amount in respect of such Preferred Units (or, in the case of equity securities of the IPO Company received in the IPO Restructuring, in respect of the Preferred Units to which they relate); provided that (i) in connection with any such conversion or exchange elected concurrently with (or within five trading days of) the IPO, the value of the equity securities of the IPO Company to be issued upon such conversion or exchange shall be equal to the actual offering price of such equity securities in the IPO, and (ii) in connection with any such conversion or exchange more than five trading days after the IPO, the value of the equity securities of the IPO Company to be issued upon such conversion or exchange shall be equal to the trailing five trading day volume weighted average price of such equity securities on the stock exchange on which such equity securities trade. The Company or IPO Company, as applicable, shall effect such exchange or conversion as soon as reasonably practicable following a written election thereof by the WP Member and in any event within five (5) Business Days.
Article XV

DEFINITIONS
Section 15.01.Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“10 Day VWAP” means the volume-weighted average of the price per Common Unit or Common Equivalent that are securities listed on a Trading Market, as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for such security (or its equivalent successor if such page is not available) for the ten (10) Trading Days ending on the second Trading Day immediately preceding the Exercise Date. The 10 Day VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. All such determinations shall be adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.
“Act” means the Delaware Limited Liability Company Act, Delaware Code Annotated Title 6, section 18-101 et seq., as amended from time to time.
“Acquired Assets” means the assets acquired by Montana Renewables, LLC pursuant to the Asset Purchase Agreement.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, that for purposes of this Agreement, (a) neither the WP Member nor any of its Affiliates shall be deemed to be an Affiliate of the Group Companies and (b) none of the portfolio companies (other than the Group Companies) of Warburg Pincus LLC or any of its Affiliates shall be deemed to be an Affiliate of the Group Companies. For the avoidance of doubt, Calumet, Inc., Calumet Specialty Products Partners, L.P., Calumet Montana Refining, LLC and Montana Renewables, Inc. shall be deemed to be Affiliates of the Group Companies.
“Aggregate Exercise Price” means an amount equal to (a) the number of Warrant Units in respect of which the WP Warrant is then being exercised, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of the WP Warrant.
“Aggregate Fair Market Value” means an amount equal to (a) the number of Warrant Units in respect of which the WP Warrant is then being exercised, multiplied by (b) the Fair Market Value in effect as of the Exercise Date in accordance with the terms of the WP Warrant.
“Agreement” has the meaning set forth in the preamble.
“Asset Purchase Agreement” means that certain asset purchase agreement, dated as of November 18, 2021, between Montana Renewables, LLC, as assignee, and Founder Member, as assignor.
“BNSF Sublease” means that certain Sublease Agreement, dated as of December 17, 2021, by and between Calumet Montana Refining, LLC, as sublessor, and Montana Renewables, LLC, as sublessee.
“Bankruptcy Case” has the meaning set forth in Section 9.02.
“Blocker Merger” has the meaning set forth in Section 14.02(d).

“Board” has the meaning set forth in Section 5.01.
“Bound Party” has the meaning set forth in Section 9.02.
“Business” means the business operated by the Company and its Subsidiaries, including implementing and completing the Renewable Diesel Conversion and developing, acquiring, constructing, owning and operating of the Renewable Diesel Project, and any buildings, infrastructure, real property rights, contracts or other assets or facilities relating to the Renewable Diesel Project, sourcing of Feedstock, producing and selling renewable diesel, renewable jet fuel and renewable naphtha, and engaging in ordinary course commercial activity relating thereto, including applying for and obtaining eligibility to generate credits for renewable fuel production under applicable federal, state, and Canadian regulatory programs and generating credits related to same.
“Business Day” means any day other than a Saturday or Sunday, or any day on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.
“Capital Account” shall mean the capital account established for each Member and maintained pursuant to the terms of Article IV.
“Capital Contribution” means, with respect to any Member, an amount of cash or the initial Gross Asset Value of other non-cash property contributed (or deemed contributed) by such Member to the Company (or any predecessor thereof).
“Cash Settlement Amount” has the meaning set forth in Section 2.13(a)(ii).
“Cash Settlement Payment Date” has the meaning set forth in Section 2.13(a)(ii).
“Change of Control” means (a) any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, recapitalization, redemption, asset sale or otherwise), which results in the sale or transfer of a majority of the assets of the Company and its Subsidiaries taken as a whole (whether by means of an asset sale or by means of the sale of the equity issued by a subsidiary of the Company), to a Person or group of Persons, (b) the Transfer of all or a majority of the voting Equity Securities of the Company to a Person or group of Persons or (c) any other transaction in which the holders of the outstanding voting Equity Securities of the Company immediately prior to such transaction do not own at least a majority of the outstanding voting Equity Securities of the Company or its successor entity immediately following such transaction.
“CLMT Issuance Price” means $97,500,000 for the CLMT Unit in the aggregate as of August 28, 2026.
“CLMT Note” means that certain Promissory Note delivered by Montana Renewables, LLC to Calumet Specialty Products Partners, L.P., dated as of August 28, 2026, and which was terminated and exchanged for the CLMT Unit pursuant to the terms of the Transaction Agreement.

“CLMT Unit” means that certain class of Unit described on Exhibit D hereto and designated as the CLMT Unit, having the right to Distributions as provided in Section 3.01 and Section 3.02, which was issued in exchange for the CLMT Note, and which does not have any right to participate in the management or affairs of the Company, including the right to vote in the election of the Board, vote on, consent to or otherwise participate in any decision of the Members, or any right to receive information concerning the business and affairs of the Company, in each case, except as expressly otherwise provided in this Agreement or required by the Act.
“CLMT Unpaid Amount” means, at any time, with respect to the CLMT Unit, an amount equal to the excess, if any, of (a) the sum of the aggregate CLMT Issuance Price and the aggregate CLMT Yield accrued as of such time, over (b) the aggregate amount of all Distributions made in respect of the CLMT Unit as of such time under this Agreement. The CLMT Unpaid Amount shall be set forth on Schedule I, and shall be updated by the Company from time to time in accordance with the terms of this Agreement.
“CLMT Yield” means, at any time, the amount accrued as of such time in respect of the CLMT Unit at a rate of 11.0% per annum, compounded annually, on the aggregate CLMT Unpaid Amount as of such time.
“CMR Lease” means that certain Second Amended and Restated Ground Lease Agreement, by and between Calumet Montana Refining, LLC, as Ground Lessor, and Montana Renewables, LLC, as Ground Lessee, as may be amended from time to time in accordance with the terms of this Agreement.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Any reference to a section of the Code shall include a reference to any successor provision thereto.
“Common Equivalents” means, without duplication, any Equity Securities (including phantom units, unit appreciation rights, profits interests or other rights with equity features) of the Company that are pari passu with, or the value of which is measured by reference to, the value of Common Units or participate in profits on a basis pari passu with the Common Units (whether after achievement of a threshold amount or otherwise), in each case whether or not then vested, exercisable, convertible or exchangeable.
“Common Member” means any holder of Common Units.
“Common Units” means that certain class of Units designated as Common Units, having the rights and preferences of the Common Units described in this Agreement.
“Common Units Deemed Outstanding” means, at any given time, the total number of Common Units and Common Equivalents outstanding as of such time (calculated as though all in-the-money Convertible Securities (including the WP Warrant) have been exercised in full for cash, irrespective of whether such Convertible Securities have actually been exercised), excluding any Units held in treasury.

“Company” has the meaning set forth in the Recitals.
“Company Offer” has the meaning set forth in Section 7.06(a).
“Company Offer Period” has the meaning set forth in Section 7.06(b).
“Competitive Activities” has the meaning set forth in Section 9.04(b)(i).
“Confidential Information” has the meaning set forth in Section 13.02.
“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controlling” have a correlative meaning.
“Convertible Securities” means any securities that are, directly or indirectly, convertible into or exercisable or exchangeable for Common Units or Common Equivalents, including Options.
“Current Permitted Intercompany A/P” means any Permitted Intercompany A/P incurred by the Company or its Subsidiaries in respect of any calendar month that has been specifically documented and provided to the Board (including the WP Manager), in a form reasonably satisfactory to the WP Member, and that is paid in accordance with the payment terms of the applicable invoice and, in any event, no later than 60 days after the end of the calendar month in which such Permitted Intercompany A/P was incurred (or, in the case of any true-up of excise, property or other taxes passed through under a Permitted Intercompany Arrangement, no later than 60 days after the amount thereof is determined); provided that no Permitted Intercompany A/P shall cease to be Current Permitted Intercompany A/P by reason of any deficiency in such documentation unless such deficiency remains uncured 30 days after written notice thereof from the WP Member to the Company; provided for the avoidance of doubt the Current Permitted Intercompany A/P shall not include any interest, late fee or penalty thereon or other amount that shall accrue with respect thereto.
“Deferral A/P Interest” means any interest, late fee, penalty or other amount that may accrue with respect to any Permitted MSA Deferral Amount or Permitted Lease Deferral Amount.
“Distribution” means any distribution or payment (however made, including any payment purportedly made under or in respect of the Current Permitted Intercompany A/P, Priority A/P Note, the CLMT Unit or the Subordinated A/P Unit) made by the Company to any Member (whether in such Member’s capacity as a holder of Equity Securities or as a creditor, but excluding any expense reimbursement payable pursuant to Section 5.06), whether in cash, property or securities of the Company and whether by liquidating distribution, redemption, repurchase, recapitalization or otherwise, in respect of any such Units or other Membership Interests or otherwise.
“Distribution Amount” has the meaning set forth in Section 2.14(c)(iv).

“DOE” means the U.S. Department of Energy.
“DOE Loan” means that certain Loan Guarantee Agreement, dated as of January 10, 2025 among Montana Renewables, LLC, as Borrower, and the DOE, as Guarantor and Loan Servicer, as amended by that certain First Amendment to the Loan Guarantee Agreement, dated as of August 28, 2026, between the DOE and Montana Renewables, LLC.
“DOE Loan Documents” means, collectively, the DOE Loan (i.e., the Loan Guarantee Agreement), the Sponsor Support Agreement, the CAAA and the other financing documents entered into in connection therewith.
“Drag-Along Member” has the meaning set forth in Section 7.05(a).
“Drag-Along Notice” has the meaning set forth in Section 7.05(a).
“Drag-Along Purchaser” has the meaning set forth in Section 7.05(a).
“Drag-Along Transfer” has the meaning set forth in Section 7.05(a).
“Drag-Along Transfer Period” has the meaning set forth in Section 7.05(c).
“Dragged Instrument” has the meaning set forth in Section 7.05(a).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“Election Quarter” has the meaning set forth in Section 3.02(a).
“Equity Interest” shall mean any membership or other economic interest in the Company which is treated as equity for U.S. federal income tax purposes.
“Equity Securities” means any Membership Interest or Unit or ownership or other similar interest in the Company or the IPO Company, or any interest therein, or any security, option, warrant, or right convertible, exchangeable, or exercisable into any of the foregoing, including the Warrants.
“Estimated FMV” has the meaning set forth in Section 2.17(a).
“Excluded Issuance” means any issuance or sale by the Company after the Effective Date of: (a) Warrant Units issued upon the exercise of the WP Warrant; (b) Common Units issued upon the exercise of the Stonebriar Warrant, provided that it is not amended after the Effective Date to increase the number of Common Units issuable thereunder or to lower the exercise price thereof; (c) Equity Securities issued to members of management, employees, directors or other service providers pursuant to any equity incentive plan, agreement or arrangement approved by the Board (including any profits interests, phantom units or unit appreciation rights) following an IPO; and (d) Equity Securities issued in connection with any Initial Public Offering.

“Exercise Date” means, for any given exercise of the WP Warrant, the exercise date indicated in the Exercise Notice (and if no exercise date is specified, the exercise date shall be deemed to be the date such Exercise Notice is delivered).
“Exercise Notice” has the meaning set forth in Section 2.13(a).
“Exercise Period” means the period commencing on the Effective Date and ending at 11:59 p.m. New York time on November 4, 2031; provided, that, in the event that the WP Member has delivered an Exercise Notice at any time during the Exercise Period, (a) if it is necessary to determine the Fair Market Value of the Warrant Units, then solely for purposes of settling such exercise the expiration of the Exercise Period shall be extended to the date that is twenty (20) Business Days following the resolution of the determination of Fair Market Value of the Warrant Units; or (b) if, in accordance with Section 2.16, obtaining any Consent is necessary in order to consummate the transactions contemplated by such exercise, then solely for purposes of settling such exercise the expiration of the Exercise Period shall be extended to the date that is twenty (20) Business Days following the receipt of any such Consents.
“Exercise Price” has the meaning set forth in Section 2.12(a).
“Existing LLCA” has the meaning set forth in the recitals.
“Fair Market Value” of Units or other property, assets or rights, as the case may be, means, with respect to a Unit or any other asset, as of the applicable date of determination, the value of such Unit or asset as determined by the Board in good faith based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant, assuming that the entire Company or other asset is being sold in an arms-length transaction and considering other factors that the Board may deem relevant to such fair market value (such as seasonal fluctuations in debt, working capital and net income and one-time and non-recurring events but without, however, giving effect to any discount for any lack of liquidity attributable to a lack of a public market or to minority ownership); provided that, for purposes of the WP Warrant and Sections 2.12 through 2.18, “Fair Market Value” of a Warrant Unit, Common Unit, Common Equivalent or other property, asset or right, as of any applicable date of determination, means (a) if such security is not listed on a national stock exchange or quoted on an inter-dealer quotation system or over-the-counter market (each a “Trading Market”), the Estimated FMV as finally determined in accordance with Section 2.17, (b) if such security is listed on any Trading Market, the 10 Day VWAP, and (c) if the Fair Market Value is being determined in connection with an exercise of the WP Warrant in connection with an IPO or Reorganization Event with an unaffiliated third party, the value ascribed to such security in such IPO or Reorganization Event; provided further that if such Reorganization Event is with an Affiliate of Founder Parent or the Company, the Fair Market Value shall be determined in accordance with Section 2.17.
“Feedstock” means any feedstock used in connection with the production of renewable diesel, renewable jet fuel and naphtha, including but not limited to soybean oil, seed oils, tallow, distillers corn oil, used cooking oil and various food and non-food vegetable oils.
“Fiscal Year” has the meaning set forth in Section 8.02.

“Founder Member” means, collectively, Calumet Montana Refining, LLC, a Delaware limited liability company, and Montana Renewables, Inc., a Delaware corporation.
“Founder Parent” means Calumet, Inc., a Delaware corporation.
“Founder Parent Controlled Affiliate” means any Affiliate of the Founder Parent or other Person that is directly or indirectly controlled by the Founder Parent.
“Fund Indemnitors” has the meaning set forth in Section 9.03(d).
“GAAP” means United States generally accepted accounting principles.
“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:
(a)    the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the Fair Market Value of such asset;
(b)    Unless otherwise determined by the Board, the Gross Asset Value of all Company Assets shall be adjusted to equal their respective Fair Market Values as of the following times: (i) the acquisition of an additional Equity Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of cash or property as consideration for an Equity Interest; (iii) the liquidation or dissolution of the Company within the meaning of Regulation Section 1.704-l(b)(2)(ii)(g); (iv) the issuance by the Company of a noncompensatory option as described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5)(iv); and (v) at such other times as the Board shall reasonably determine to be necessary or advisable in order to comply with applicable Treasury Regulations;
(c)    the Gross Asset Value of any property distributed to any Member shall be adjusted to equal the Fair Market Value of such asset on the date of distribution;
(d)    the Gross Asset Values of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) above is made in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph; and
(e)    the Gross Asset Value of any asset has been determined or adjusted pursuant to subparagraph (a), subparagraph (b) or subparagraph (d) above, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset.
“Group Companies” means the Company and its Subsidiaries.

“Indebtedness” means, with respect to any Person, at any date, without duplication, all obligations of such Person under the applicable governing documentation to pay principal, interest, penalties, fees, guarantees, reimbursements, damages, costs of unwinding and other liabilities with respect to (a) indebtedness for borrowed money, whether current or funded, fixed or contingent, secured or unsecured, (b) indebtedness evidenced by bonds, debentures, notes, mortgages or similar instruments or debt securities, (c) leases that are capitalized in accordance with GAAP under which such Person is the lessee, and (d) direct or indirect guarantees or other forms of credit support of obligations described in clauses (a) through (c) above of any Person.
“Indemnified Costs” has the meaning set forth in Section 9.03(a).
“Independent Valuation” has the meaning set forth in Section 2.17(c).
“Initial Public Offering” or “IPO” means the first Public Offering.
“Instrument” means the Priority A/P Note, the Preferred Units, the CLMT Unit, the Subordinated A/P Unit, the Common Units and the Warrants or any other indebtedness, accounts payable, Equity Securities or other instrument representing any amounts payable to a Member, however arising.
“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.
“IPO Company” has the meaning set forth in Section 14.01(a).
“IPO Initiating Person” has the meaning set forth in Section 14.01(a).
“IPO Restructuring” has the meaning set forth in Section 14.01(a).
“IRR” with respect to the Preferred Member means the result outputted by Microsoft Excel’s XIRR function (or if such program is no longer available, such other software program for calculating IRR determined by the Board and the holders of a majority of Preferred Units then outstanding) based on the following cash flow inputs: (a) as a negative cash flow value, such Preferred Member’s Capital Contributions occurring on such dates as such Capital Contribution were made, (b) as negative cash flow values occurring on the dates they are made, any Capital Contributions made by such Member after the Effective Date, and (c) as positive cash flow values occurring on the dates they are made, any distributions made by the Company with respect to the Preferred Units of such Preferred Member.
“IRR Increase” means, with respect to an Election Quarter, an amount equal to the increase in the Preferred Return for the fiscal quarter preceding such Election Quarter.
“Liquidity Notice” has the meaning set forth in Section 7.06(a).
“Majority in Interest” means Members holding a majority of the then-outstanding Common Units and Preferred Units.

“Manager” has the meaning set forth in Section 5.02(a).
“Member” means each Person set forth on Exhibit A, for so long as such Person holds a Membership Interest in the Company, and each Person who is hereafter admitted as a member of the Company in accordance with the terms of this Agreement and the Act.
“Member Capital Account Shortfall” has the meaning set forth in Section 4.01(j).
“Membership Interest” means a Member’s entire interest in the Company, including the Member’s share of distributions pursuant to this Agreement and the Act, the right to vote on or participate in the management of the Company and the right to receive information concerning the business and affairs of the Company.
“MSA” means that certain Master Services Agreement, dated as of November 18, 2021, by and among Montana Renewables, LLC and Calumet Montana Refining, LLC, as amended by that certain First Amendment to the MSA, dated as of August 5, 2022, and that certain Second Amendment to the MSA, dated as of August 15, 2022, and as may be further amended from time to time as permitted by the express terms of this Agreement, including Section 5.07.
“Net Cash Settlement” has the meaning set forth in Section 2.13(a)(ii).
“Net Unit Settlement” has the meaning set forth in Section 2.13(a)(iii).
“New Securities” means any Equity Securities of the Company or its Subsidiary, whether or not currently authorized, other than (a) Equity Securities issued in connection with an additional Capital Contribution of a Member, or (b) Equity Securities issued in connection with an Initial Public Offering, in each case in accordance with the provisions herein.
“Observer” has the meaning set forth in Section 5.08.
“Option Purchase Price” has the meaning set forth in the CMR Lease.
“Options” means any warrants or other rights or options to subscribe for or purchase Common Units or Common Equivalents.
“Partnership Audit Rules” means Subchapter C of Chapter 63 of the Code and any subsequent amendment (and any Treasury Regulations or other guidance relating) thereto and, in each case, any analogous provisions of state, local and non-U.S. Law governing the preparation and filing of tax returns, interactions with taxing authorities, the conduct and resolution of examinations by taxing authorities and payment of resulting tax liabilities.
“Permitted Intercompany Arrangements” means, collectively, the MSA, the PTU Technology License, the CMR Lease and the BNSF Sublease, in each case between the Group Companies, on the one hand, and the Founder Member or its Affiliates (excluding the Group Companies), on the other hand, as in effect as of the Effective Date; provided, that any pricing terms in any Permitted Intercompany Arrangements are on a pass-through basis and do not and will not provide for any pricing markup or margin.
“Permitted Intercompany A/P” means any accounts payable incurred in the ordinary course of business of the Company and its Subsidiaries pursuant to a Permitted Intercompany Arrangement.
“Permitted Lease Deferral Amount” means the amount of any payments of Rent due to CMR or its Affiliates under the CMR Lease that are deferred pursuant to any Permitted Lease Deferrals.
“Permitted Lease Deferrals” means any deferrals of a monthly payment of Rent under the CMR Lease approved by the Board and CMR under the CMR Lease.
“Permitted MSA Deferral Amount” means the aggregate amount of any payments due to CMR or its Affiliates under the MSA that are deferred pursuant to any Permitted MSA Deferrals.
“Permitted MSA Deferrals” means any deferrals of payments (solely consisting of agreed-upon G&A amounts) under the MSA approved by the Board and CMR under the MSA.
“Permitted Transferee” means (a) with respect to the WP Member or its Affiliates, any Affiliates or any fund or entity managed or controlled by Warburg Pincus or its Affiliates, (b) with respect to the Founder Member or its Affiliates, Founder Parent or any wholly-owned Subsidiary of Founder Parent, provided that such Person is a creditworthy entity and not a restricted subsidiary under any financing arrangements of the Founder Member or its Affiliates, or (c) with respect to any other Member, Affiliates of such Member.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other entity or organization.
“Phase 2B of the MaxSAF Expansion” has the meaning set forth in Exhibit F attached hereto.
“Physical Settlement” has the meaning set forth in Section 2.13(a)(i).
“Pre-IPO Maximum IRR” means an IRR equal to 13.0%.
“Preferred Member” means any holder of the Preferred Units.
“Preferred Return” means, as of any date, an aggregate amount which provides the Preferred Member with an IRR equal to 11.5% through such date, which shall be increased by 0.35% on December 31, 2029 and every six months thereafter, provided that if, (i) prior to an IPO, the applicable IRR equals the Pre-IPO Maximum IRR, the applicable IRR shall remain at the Pre-IPO Maximum IRR until the date that it is 6 months following the consummation of the IPO, at which point the applicable IRR will increase to 13.35% and will continue to increase by

0.35% every six months thereafter, without any limitation. For the avoidance of doubt, if the applicable IRR is less than the Pre-IPO Maximum IRR at the time of the IPO, the applicable IRR shall continue to increase by 0.35% every six months following December 31, 2029 (starting on the first such date after the consummation of the IPO, or starting on December 31, 2029 if the IPO is consummated prior to such date), in each case, without any limitation.
“Preferred Units” means that certain class of Units designated as Preferred Units, having the rights and preferences of the Preferred Units described in this Agreement.
“Preferred Unit Purchase Agreement” means that certain preferred unit purchase agreement, dated as of August 5, 2022, between the Company and the WP Member.
“Priority A/P Note” means that certain Promissory Note delivered by Montana Renewables, LLC to Calumet Montana Refining, LLC, dated as of August 28, 2026, with an initial principal amount as of August 28, 2026 of $124,215,238.
“Priority A/P Unpaid Amount” means, at any time, the outstanding balance under the Priority A/P Note; provided that (a) the Priority A/P Unpaid Amount shall not include at any time (or be increased by) any Deferral A/P Interest and (b) the interest under the Priority A/P Note shall be compounded annually. The Priority A/P Unpaid Amount shall be as set forth on Schedule I, and shall be updated by the Company from time to time in accordance with the terms of this Agreement. For the avoidance of doubt, every payment in respect of the Priority A/P Unpaid Amount shall reduce the outstanding balance under the Priority A/P Note.
“Pro Rata Portion” means:
(a)    for purposes of Section 2.04, a number of New Securities determined by multiplying (i) the number of New Securities that the Company or its Subsidiary, as applicable, proposes to issue on the relevant issuance date by (ii) a fraction, the numerator of which is the number of Common Units held by the relevant Member or Warrant Unitholder (calculated as though such Warrant Unitholder has exercised all Warrants held by it, in full for cash, irrespective of whether such Warrants have actually been exercised) immediately prior to such issuance date, and the denominator of which is the aggregate number of Common Units held by all Members and Warrant Unitholders (calculated as though all Warrant Unitholders have exercised all Warrants, in full for cash, irrespective of whether such Warrants have actually been exercised) immediately prior to such issuance date;
(b)     for purposes of Section 3.01(b)(i), a fraction, (i) the numerator of which shall be (A) in the case of the CLMT Unit, the then-current CLMT Unpaid Amount and (B) in the case of the Preferred Units, the then-current Unpaid Preferred Return Amount, and (ii) the denominator of which shall be the sum of the then-current CLMT Unpaid Amount and the then-current Unpaid Preferred Return Amount;
(c)     for purposes of Section 3.02(b), a fraction, (i) the numerator of which shall be (A) in the case of the Priority A/P Note, the increase in the Priority A/P Unpaid Amount for the fiscal quarter preceding such Election Quarter, (B) in the case of the Preferred Units, the IRR Increase for the fiscal quarter preceding such Election Quarter, (C) in the case of the CLMT

Unit, the increase in the CLMT Unpaid Amount for the fiscal quarter preceding such Election Quarter, and (D) in the case of the Subordinated A/P Unit, the increase in the Subordinated A/P Unpaid Amount for the fiscal quarter preceding such Election Quarter, and (ii) the denominator of which shall be the sum of (i) the IRR Increase and (ii) the increase in each of the Priority A/P Unpaid Amount, the CLMT Unpaid Amount and the Subordinated A/P Unpaid Amount, in each case of the foregoing (i) and (ii), for the fiscal quarter preceding such Election Quarter;
(d)    for purposes of Section 7.04, a number of Common Units, including Common Units underlying the Warrants, determined by multiplying (i) the total number of Common Units held by the Tagging Member, including Common Units underlying the Warrants of such Tagging Member (calculated as though such Warrant Unitholder has exercised all Warrants held by it, in full for cash, irrespective of whether such Warrants have actually been exercised) by (ii) a fraction, the numerator of which is the number of Common Units proposed to be Transferred by the Tag-Along Transferor, including Common Units underlying any Warrants of the Tag-Along Transferor (calculated as though such Warrant Unitholder has exercised all Warrants held by it, in full for cash, irrespective of whether such Warrants have actually been exercised) in such Tag-Along Transfer and the denominator of which is the aggregate number of Common Units held by the Tag-Along Transferor, including Common Units underlying any Warrants of the Tag-Along Transferor (calculated as though such Warrant Unitholder has exercised all Warrants held by it, in full for cash, irrespective of whether such Warrants have actually been exercised); and
(e)    for purposes of Section 7.05, a number of Common Units, including Common Units underlying the Warrants, determined by multiplying (i) the aggregate number of Common Units held by the Drag-Along Member, including Common Units underlying any Warrants of such Drag-Along Member (calculated as though such Warrant Unitholder has exercised all Warrants held by it, in full for cash, irrespective of whether such Warrants have actually been exercised) by (ii) a fraction, the numerator of which is the aggregate number of Common Units proposed to be Transferred by the Drag Initiator, including Common Units underlying any Warrants of the Drag Initiator (calculated as though such Warrant Unitholder has exercised all Warrants held by it, in full for cash, irrespective of whether such Warrants have actually been exercised) in such Drag-Along Transfer to the third party buyer in connection with such Drag-Along Transfer and the denominator of which is the aggregate number of Common Units held by the Drag Initiator, including Common Units underlying any Warrants of the Drag Initiator (calculated as though such Warrant Unitholder has exercised all Warrants held by it, in full for cash, irrespective of whether such Warrants have actually been exercised); provided that if the WP Member is the Drag Initiator and it does not hold any Common Units, then such Pro Rata Portion of Common Units by any other Member shall be deemed to be all of the Common Units held by such other Member, unless otherwise determined by the WP Member.
“Prospective Tagging Members” has the meaning set forth in Section 7.04(a).
“PTU Technology License” means that certain Patents and Know-How License Agreement, dated as of January 1, 2024, by and between Calumet Specialty Products Partners, L.P., and Montana Renewables, LLC.

“Public Offering” means (a) any underwritten public offering and sale of equity securities (including Units) of the IPO Company holding all or substantially all of the assets of the Company, for cash pursuant to an effective Registration Statement (other than on Form S-4, Form S-8 or a comparable form (except in connection with a transaction described in clause (b) of this definition)) under the Securities Act, (b) the consummation of a merger or other business combination of the Company or any of its Subsidiaries holding all or substantially all of the assets of the Company (or any of their respective successors) with, or the acquisition of the Company or any of its Subsidiaries holding all or substantially all of the assets of the Company (or the equity interests of the Company or any Subsidiary of the Company holding all or substantially all of the assets of the Company), by a publicly-traded company or its subsidiary following which the former Members hold capital stock of the combined entity or its parent that is listed on any tier of the Nasdaq Stock Market or the New York Stock Exchange or any affiliate thereof, including but not limited to the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market and the NYSE American, or (c) a direct listing of equity securities (including Units) of the IPO Company holding all or substantially all of the assets of the Company on a national securities exchange.
“Put Deadline” has the meaning set forth in Section 14.03(d).
“Put Election” has the meaning set forth in Section 14.03(c).
“Put Purchase” has the meaning set forth in Section 14.03(c).
“Put Purchaser” has the meaning set forth in Section 14.03(c).
“Registration Rights Agreement” means that certain Registration Rights Agreement attached as Exhibit G hereto.
“Registration Statement” means any registration statement of the Company or the IPO Company under the Securities Act that permits the public offering of any of the equity securities of the Company or the IPO Company pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Regulatory Law” means any antitrust law or foreign investment law, regulation or security clearance.
“Renewable Diesel Conversion” means conversion of the refining capacity and capabilities of the Acquired Assets to process Feedstock, producing renewable diesel, renewable jet fuel and renewable naphtha and the undertaking of other associated works required for the operation of such Acquired Assets to establish a nameplate capacity of 12,000 barrels per stream day and fresh feed capacity of 12,000 barrels per stream day based upon mixed Feedstock, calculated in accordance with the underwriting model provided to the WP Member prior to August 5, 2022 or 11,000 barrels per stream day based upon soybean oil Feedstock.

“Renewable Diesel Project” means the completed Renewable Diesel Conversion project.
“Repayment Election” has the meaning set forth in Section 3.02(a).
“Required Liquidity Event” has the meaning set forth in Section 7.06(a).
“Response Notice” has the meaning set forth in Section 7.04(b).
“Response Period” has the meaning set forth in Section 7.04(b).
“Responsible Party” has the meaning set forth in Section 9.02.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.
“Servicing Election” has the meaning set forth in Section 3.02(a).
“Stonebriar Warrant” means that certain Warrant Acquisition Agreement, dated as of December 11, 2024, by and between the Company and Stonebriar Commercial Finance LLC, as amended on January 17, 2025, and the Warrant issued pursuant thereto in the form attached as Exhibit A thereto.
“Subordinated A/P Issuance Price” means $168,913,163 for the Subordinated A/P Unit in the aggregate as of August 28, 2026.
“Subordinated A/P Note” means that certain Promissory Note delivered by Montana Renewables, LLC to Calumet Montana Refining, LLC, dated as of August 28, 2026, and which was terminated and exchanged for the Subordinated A/P Unit pursuant to the terms of the Transaction Agreement.
“Subordinated A/P Unit” means that certain class of Unit described on Exhibit E hereto and designated as the Subordinated A/P Unit, having the right to Distributions as provided in Section 3.01 and Section 3.02, which was issued in exchange for the Subordinated A/P Note, and which does not have any right to participate in the management or affairs of the Company, including the right to vote in the election of the Board, vote on, consent to or otherwise participate in any decision of the Members, or any right to receive information concerning the business and affairs of the Company, in each case, except as expressly otherwise provided in this Agreement or required by the Act.
“Subordinated A/P Unpaid Amount” means, at any time, with respect to the Subordinated A/P Unit, an amount equal to the excess, if any, of (a) the sum of (i) the aggregate Subordinated A/P Issuance Price, (ii) any Deferral A/P Interest, and (iii) the aggregate Subordinated A/P Yield accrued as of such time, over (b) the aggregate amount of all Distributions made in respect of the Subordinated A/P Unit as of such time under this Agreement. The Subordinated A/P Unpaid Amount shall be set forth on Schedule I, and shall be updated by the Company from time to time in accordance with the terms of this Agreement..

“Subordinated A/P Yield” means, at any time, the amount accrued as of such time in respect of the Subordinated A/P Unit at a rate of 11.0% per annum, compounded annually, on the aggregate Subordinated A/P Unpaid Amount as of such time (excluding any portion of the Subordinated A/P Unpaid Amount that was increased by any Intercompany Liability Amount from any Permitted Intercompany A/P in accordance with Section 12.06(b)).
“Subsidiary” of any specified Person means any other Person (a) of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such specified Person or (b) with respect to which such specified Person or any of its Subsidiaries is a general partner or managing member or has the right to be allocated (through partnership interests or otherwise) a majority of such other Person’s gains or losses.
“Tag-Along Notice” has the meaning set forth in Section 7.04(b).
“Tag-Along Transfer” has the meaning set forth in Section 7.04(a).
“Tag-Along Transferor” has the meaning set forth in Section 7.04(a).
“Tagging Members” has the meaning set forth in Section 7.04(a).
“Tax Distribution” has the meaning set forth in Section 3.06.
“Tax Rate” has the meaning set forth in Section 3.06.
“Termination Date” has the meaning set forth in Section 10.06(a).
“Trading Day” mean a day on which trading in the Common Units (or Warrant Units, Common Equivalents or other properties, assets or rights, as applicable) occurs on the Trading Market.
“Transaction Agreement” means that certain Transaction Agreement, dated as of the Effective Date, among the Company, the Members and the other parties thereto.
“Transfer” means to sell, assign, hypothecate, encumber, mortgage, dispose of or otherwise transfer, whether or not by operation of law and whether directly or indirectly, provided that (a) the incurrence or refinancing of any indebtedness or “back leverage” or related transaction by any fund or entity managed or controlled by Warburg Pincus or its Affiliates, including any hypothecation, encumbrance or mortgage in connection therewith, in each case, at the time of any such action in an amount that does not exceed, in the aggregate, $65,965,250.24, plus any payment-in-kind (PIK) interest thereon and any fees, premium and expenses in connection therewith; (b) the grant by Warburg Pincus or its Affiliates of any security interest, lien, encumbrance, hypothecation or mortgage securing such indebtedness or “back leverage;” or (c) any foreclosure upon or exercise of remedies with respect to such security interest, lien, encumbrance, hypothecation or mortgage (including the transfer of Preferred Units to, and the admission as a Member of, the secured party in respect of any such financing or back leverage or such secured party’s assignee), in each case, shall not constitute a Transfer by the WP Member; provided that any such secured party or assignee shall take such Units subject to this Agreement and shall execute a joinder agreement pursuant to Section 7.07, but shall have all the rights of and shall be construed as the WP Member hereunder.
“Treasury Regulations” shall mean any applicable regulations promulgated under the United States Internal Revenue Code.
“Trigger Price” means $20.00, subject to adjustment as provided in Section 2.14.
“TTM FCCR” means, as of any date, the FCCR (as defined on, and calculated pursuant to, Exhibit H attached hereto) for the 12-month period immediately prior to such date.
“Units” means the Common Units and the Preferred Units and any other class of Units designated as such in accordance with the terms of this Agreement.
“Unpaid Preferred Return Amount” means, at any time, with respect to the Preferred Units, an amount equal to the excess of (a) the Preferred Return as of such time, over (b) the aggregate amount of all Distributions made in respect of the Preferred Units as of such time. The Unpaid Preferred Return Amount shall be set forth on Schedule I, and shall be updated by the Company from time to time in accordance with the terms of this Agreement.
“Valuation Firm” has the meaning set forth in Section 2.17(c).
“Warburg Pincus” means Warburg Pincus LLC.
“Warrant Unitholder” means each holder of a Warrant and/or any Common Units issued upon the exercise of a Warrant.
“Warrant Units” means the Common Units issuable upon exercise of the WP Warrant, as the number and kind thereof may be adjusted from time to time pursuant to Section 2.14, and shall include any other Units, Equity Securities, shares of stock or other securities, cash or other property of the Company or of any successor Person at any time receivable or issuable upon exercise of the WP Warrant (including following any Reorganization Event), in each case after giving effect to all adjustments provided for herein.
“Warrants” means those warrants issued by the Company as of the date hereof, including the WP Warrant and the Stonebriar Warrant.
“WP Blocker” means any entity that owns equity interests of the WP Member (directly or indirectly) and which is classified as a corporation for U.S. federal income tax purposes.
“WP Member” means WPGG 14 United Aggregator, L.P., a Delaware limited partnership, or any of its Permitted Transferees, for so long as it (or its Permitted Transferee) holds any Equity Securities.
“WP Warrant” means any Warrant held by the WP Member.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.
MEMBERS:
WPGG 14 United Aggregator, L.P.
By:    /s/ Jeffrey Luse
Name: Jeffrey Luse
Title: Vice President

Calumet Montana Refining, LLC
By:    /s/ Todd Borgmann
Name: Todd Borgmann
Title: President & Chief Executive Officer

Montana Renewables, Inc.
By:    /s/ Gregory Morical
Name: Gregory Morical
Title: Senior Vice President, General Counsel & Secretary

FOUNDER PARENT
Calumet, Inc.
By:    /s/ Todd Borgmann
Name: Todd Borgmann
Title: President & Chief Executive Officer